UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a -101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Roundy’s, Inc.

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Dear Stockholder:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Roundy’s, Inc. The meeting will be held on Friday, May 15, 2015 at 2:00 p.m., Central Time, at the Chicago Marriott O’Hare Hotel, 8535 West Higgins Road, Chicago, Illinois 60631. Should you require assistance in finding the location of the meeting, please contact Investor Relations by phone at 414-231-5811 or by email at james.hyland@roundys.com.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement. Either a notice containing instructions on how to access this proxy statement and our Annual report on Form 10-K online or a printed copy of the proxy materials are being mailed to stockholders on or about April 2, 2015.

Your vote is very important to us. If you are a stockholder of record, you may vote by completing and returning the enclosed proxy card. The proxy card describes your voting options in more detail. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Thank you for your ongoing support and continued interest in Roundy’s, Inc.

Very truly yours,

Robert A. Mariano
Chairman, President and Chief Executive Officer and Director

Milwaukee, Wisconsin
April 2, 2015

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Roundy’s, Inc., a Delaware corporation, will be held on Friday, May 15, 2015 at 2:00 p.m., Central Time, at the Chicago Marriott O’Hare Hotel, 8535 West Higgins Road, Chicago, Illinois 60631. Registration will begin at 1:00 p.m.

The purpose of the Annual Meeting is to:

1.	Elect three Class III Directors to hold office for a three year term expiring at the annual meeting in 2018 and until their respective successors are elected and qualified;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015;

3.	Approve the Roundy’s, Inc. 2015 Incentive Compensation Plan;

4.	Hold an advisory vote to approve executive compensation;

5.	Consider and act upon stockholder proposal regarding the dehorning of cows by dairy suppliers, if properly presented at the meeting; and

6.	Transact such other business as may properly come before the meeting.

If you were a stockholder of record as of the close of business on March 19, 2015, you are entitled to receive notice of and to vote at the Annual Meeting. To attend the Annual Meeting, you must present a valid, government issued photo identification (such as a driver’s license or a passport) and demonstrate that you were a stockholder of Roundy’s as of the close of business on March 19, 2015, or hold a valid proxy for the Annual Meeting from such a stockholder. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you will need to bring proof of your beneficial ownership as of March 19, 2015, such as a brokerage account statement showing your ownership on that date or similar evidence of such ownership.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares as promptly as possible in order to ensure the presence of a quorum.

Stockholders of record may vote by mail. Please mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from your bank or broker to vote your shares.

By Order of the Board of Directors,

Edward G. Kitz
Group Vice President – Legal, Risk & Treasury and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 15, 2015: This Notice of Annual Meeting and Proxy Statement and our 2014 Annual Report are available in the “Investor Relations” section of our website at www.roundys.com. Additionally, and in accordance with the Securities and Exchange Commission rules, you may access our proxy materials at http://www.astproxyportal.com/ast/17463/.

Proxy Statement

For The Annual Meeting of Stockholders

To Be Held On May 15, 2015

General Information

The Board of Directors of Roundy’s, Inc. (the “Board”) is soliciting your proxy to vote at our 2015 Annual Meeting of Stockholders (“Annual Meeting”) or at any postponement or adjournment of the meeting. You are receiving a proxy statement because you own shares of our common stock that entitle you to vote at the Annual Meeting. This proxy statement summarizes the information you need to know in order to vote at the Annual Meeting. We will begin distributing either a notice containing instructions on how to access this proxy statement and our Annual report on Form 10-K online or a printed copy of these proxy materials on or about April 2, 2015.

As permitted by Securities and Exchange Commission rules, we are making this proxy statement and our Annual report on Form 10-K available to our non-registered stockholders electronically via the Internet. The notice of electronic availability contains instructions on how to access this proxy statement and our Annual report on Form 10-K and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual report on Form 10-K. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.

In this proxy statement, all references to “Roundy’s”, “we”, “us”, or “our” or similar words are to Roundy’s, Inc. and its subsidiaries. Our fiscal year is the 52 or 53 week period ending on the Saturday nearest to December 31. For the last three completed calendar years, our fiscal year ended on December 29, 2012, December 28, 2013 and January 3, 2015. For ease of reference, we identify our fiscal years in this proxy statement by reference to the calendar year ending nearest to such date. For example, “fiscal 2013” refers to our fiscal year ended December 28, 2013. Fiscal 2012 and Fiscal 2013 included 52 weeks. Fiscal 2014 included 53 weeks.

Frequently Asked Questions About Voting and the Annual Meeting

What is the purpose of the Annual Meeting and what matters am I voting on?

The purpose of the Annual Meeting is to:

1.	Elect three Class III Directors to hold office for a three year term expiring at the annual meeting in 2018 and until their respective successors are elected and qualified;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015;

3.	Approve the Roundy’s, Inc. 2015 Incentive Compensation Plan;

4.	Hold an advisory vote to approve executive compensation;

5.	Consider and act upon stockholder proposal regarding the dehorning of cows by dairy suppliers, if properly presented at the meeting; and

6.	Transact such other business as may properly come before the meeting.

A description of each proposal and the Board’s recommendation with respect to each proposal are set forth in this proxy statement. Stockholders are being asked to vote on these proposals.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on March 19, 2015, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting or at any postponements or adjournments of the meeting.

A list of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and will also be available for ten business days prior to the Annual Meeting between the hours of 9:00 a.m. and 4:00 p.m., Central Time, at the office of the Group Vice President—Legal, Risk & Treasury and Corporate Secretary located at 875 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. A stockholder may examine the list for any germane purpose related to the Annual Meeting.

What are the voting rights of the holders of Roundy’s, Inc. common stock?

Holders of Roundy’s, Inc. common stock are entitled to one vote for each share held of record as of the Record Date on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights.

How do I vote?

Beneficial Stockholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.

Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote by proxy before the Annual Meeting in the following ways:

1.	by signing and returning a proxy card; or

2.	by written ballot at the Annual Meeting.

What constitutes a quorum and how will votes be counted?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for purposes of the Annual Meeting, thereby permitting Roundy’s to conduct its business at the Annual Meeting. As of the Record Date, 49,277,943 shares of common stock were outstanding.

Proxies received but marked as abstentions and “broker non-votes”, if any, will be included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of establishing a quorum.

American Stock Transfer & Trust Company, LLC will count the vote. Its representative will serve as the inspectors of the election.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the Board’s proposal to elect each of the Class III director nominees to the Board (Proposal No. 1).

•	FOR the Board’s proposal to ratify the appointment of Ernst & Young LLP as our independent registered accounting firm for 2015 (Proposal No. 2).

•	FOR the Board’s proposal to approve the Roundy’s, Inc. 2015 Incentive Compensation Plan (Proposal No. 3).

•	FOR approval of the advisory vote to approve executive compensation (Proposal No. 4).

•	AGAINST a stockholder proposal regarding the dehorning of cows by dairy suppliers.

Unless you give other instructions when you vote, the persons named as proxies, Robert A. Mariano and Edward G. Kitz, will vote in accordance with the Board’s recommendations. We do not expect any other business to properly come before the meeting; however, if any other business should properly come before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each proposal?

Election of Class III Directors (Proposal No. 1). Stockholders may vote “FOR” three, two or one of the nominees or may elect to “WITHHOLD” their vote for three, two or one of the nominees. The three nominees who receive the highest number of votes will be elected to the Board. A properly executed proxy marked “WITHHOLD” with respect to the election of one, two or three Class III Directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum at the Annual Meeting. “Broker non-votes” will have no effect on this Proposal.

Ratification of the Selection of Independent Registered Public Accounting Firm (Proposal No. 2). Stockholders may vote “FOR” or “AGAINST” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2015. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of the independent registered public accounting firm for 2015. A stockholder who signs and submits a proxy is “present,” so an abstention will have the same effect as a vote “Against” this Proposal. Although Proposal No. 2 is non-binding on us, the audit committee will consider the outcome of this vote in its future deliberations.

Approval of the Roundy’s, Inc. 2015 Incentive Compensation Plan (Proposal No. 3). Stockholders may vote “FOR” or “AGAINST” our Roundy’s, Inc. 2015 Incentive Compensation Plan. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve our Roundy’s, Inc. 2015 Incentive Compensation Plan. A stockholder who signs and submits a proxy is “present,” so an abstention will have the same effect as a vote “Against” this Proposal. “Broker non-votes,” if any, will have no effect on this Proposal.

Advisory Vote on Executive Compensation (Proposal No. 4). Stockholders may vote “FOR” or “AGAINST” our executive compensation program for our named executive officers. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve, on an advisory basis, our executive compensation program for our named executive officers. A stockholder who signs and submits a proxy is “present,” so an abstention will have the same effect as a vote “Against” this Proposal. “Broker non-votes,” if any, will have no effect on this Proposal. Although Proposal No. 4 is non-binding on us, the Board will consider the outcome of this vote in its future deliberations.

Stockholder Proposal Regarding the Dehorning of Cows (Proposal No. 5). Stockholders may vote “FOR” or “AGAINST the stockholder proposal regarding the dehorning of cows by dairy suppliers. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve this proposal. A stockholder who signs and submits a proxy is “present,” so an abstention will have the same effect as a vote “Against” this Proposal. “Broker non-votes,” if any, will have no effect on this Proposal.

What are “broker non-votes” and why is it so important that I submit my voting instructions for shares I hold as a beneficial stockholder?

If a broker or other financial institution holds your shares in its name and you do not provide voting instructions to it, New York Stock Exchange, or NYSE, rules allow that firm to vote your shares only on routine matters. Proposal No. 2, the ratification of the appointment of our independent registered public accounting firm for 2015, is the only routine matter for consideration at the meeting. For all matters other than Proposal No. 2, you must submit voting instructions to the firm that holds your shares if you want your vote to count on such matters. When a firm votes a client’s shares on some but not all of the proposals, the missing votes are referred to as “broker non-votes.”

May I change or revoke my vote?

Beneficial Stockholders. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their vote.

Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise by:

•

delivering written notice of revocation to the Group Vice President—Legal, Risk & Treasury and Corporate Secretary at our principal executive offices at 875 East Wisconsin Avenue, Milwaukee, WI, 53202;

•	submitting another proxy that is dated later than the original proxy; or

•	voting in person at the Annual Meeting.

Who can attend the meeting?

Subject to space availability, all common stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 1:00 p.m. Central Time. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Please also note that if you are a beneficial stockholder (that is, you hold your shares, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

Election of Directors (Proposal No. 1)

At the 2015 Annual Meeting, three directors are to be elected for a three-year term. Each of the nominees currently serves as a Roundy’s director. The nominees for director receiving a plurality of the votes cast at the 2015 Annual Meeting will be elected directors. Each nominee elected as a director will continue in office until the 2018 Annual Meeting and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. If any nominee becomes unable to serve, proxies will be voted for the election of such other person as the Board may designate, unless the Board chooses to reduce the number of directors.

The nominating and corporate governance committee is responsible for, among other things, screening potential director candidates and recommending qualified candidates to the Board for nomination or appointment. When identifying and evaluating candidates, the committee first determines whether there are any evolving needs of the Board that require expertise in a particular field. While the committee does not have a specific written policy on the diversity of the Board, the committee seeks nominees with a broad diversity of experience, professionalism, skills and backgrounds. The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.

Our corporate governance principles also require that all director candidates, whether recommended by a stockholder or otherwise, possess the following qualifications:

•	unquestionable personal and professional ethics and integrity;

•	policy-making experience in business, education, technology or government;

•	expertise that is useful to Roundy’s and complementary to other Board members;

•

a willingness to serve on the Board for a period of at least several years and to devote the time required to meet the responsibilities and perform the duties of a director, including attendance at all Board and applicable committee meetings;

•	a commitment to represent the best interests of all stockholders and to objectively appraise the performance of Roundy’s and of management; and

•	involvement only in activities that do not create a conflict with the director’s responsibilities to Roundy’s and its stockholders.

The committee may retain a third-party search firm to assist the committee and the Board in locating qualified candidates that meet the needs of the Board at that time. The search firm provides information on a number of candidates, which the committee reviews and discusses. The committee, other members of the Board and the Chairman and Chief Executive Officer, will interview potential Board candidates. If the committee determines that a potential candidate meets the needs of the Board, has the qualifications, it will recommend the nomination or appointment of the candidate to the Board.

John R. Willis retired from our Board of Directors, effective December 31, 2014. On March 12, 2015, the Board appointed Kimberly L. Feil to serve Mr. Willis’ remaining term which expires at the 2015 Annual Meeting.

Our Board of Directors currently has seven members. The Board is divided into three classes of directors, with two Class I directors, two Class II directors and three Class III directors. The current term of our Class III directors expires at the 2015 Annual Meeting, while the terms for Class I and Class II directors expire at the 2016 and 2017 annual meetings, respectively. Upon recommendation by the nominating and corporate governance committee of the Board, the Board proposes that Patrick J. Condon, Avy H. Stein and Kimberly L. Feil each be elected for a new term of three years and until their respective successors have been duly elected and qualified as Class III directors. Each of the nominees has consented to serve if elected. If any nominee becomes unavailable to serve as a director, the Board may either designate a substitute nominee or reduce the number of directors. If the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

Set forth below is information with respect to the Class III director nominees and on pages 29 and 31 for Class I and Class II directors, including their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills that led to the conclusion that they are qualified to serve as directors, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, their period of service on the Board and their age. The nominating and corporate governance committee believes that, as a group, the Class I and Class II directors, together with the nominees for Class III directors, possess the right diversity of backgrounds, skills, experiences and perspectives to constitute an effective Board.

Nominees for Class III Directors for Election at the 2015 Annual Meeting

Patrick J. Condon Age 66	Mr. Condon has been our director and Chairman of the audit committee of the Board of Directors since May 2012. Mr. Condon is a retired partner of Deloitte & Touche, LLP. Mr. Condon joined Deloitte & Touche LLP in 2002 where he provided audit and strategic financial consulting services to clients until his retirement in 2011. Since his retirement in 2011, Mr. Condon has been a private investor. Mr. Condon also held a number of national and Midwest region leadership roles within Deloitte & Touche, including leading the Midwest Corporate Governance Services Practice. From 1970 to 2002, Mr. Condon worked for Arthur Andersen LLP, where he provided various consulting and attest services to clients. Mr. Condon serves on the Board of Directors of Entergy Corporation, and is also a director and Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committees of the Board of Directors of Cloud Peak Energy, Inc. Mr. Condon has over forty years’ experience in accounting and finance, with a focus in leadership and strategy. His qualifications as a financial expert provide an essential skill set to the Board and the audit committee.

Avy H. Stein Age 60	Mr. Stein has been our director since June 2002 and has served as chairman of the compensation committee of the Board of Directors since February 2012. Mr. Stein has served as a Managing Partner of Willis Stein since 1994. From 1980 through 1983, Mr. Stein was an attorney with Kirkland & Ellis LLP. From 1984 to 1985, Mr. Stein served as President of Cook Energy Corporation, an oil and gas exploration and production company, and Vice President of Corporate Planning and Legal Affairs at Cook International, Inc., a conglomerate that was previously listed on the American Stock Exchange. From 1989 through 1994, Mr. Stein served as Managing Director of Continental Illinois Venture Corporation, a subsidiary of Continental Bank Corporation. Mr. Stein serves on the boards of directors of Education Corporation of America, Strategic Materials and VelociTel and serves as chairman of the Board of Directors of Education Partners, LLC, chairman of the Board of Directors of Lincoln Renewable Energy and as lead director and chairman of the Compensation Committee of Interval Leisure Group. Mr. Stein brings to the Board vast experience in finance, corporate strategy and leadership of large organizations. Mr. Stein also has extensive experience serving on the boards of numerous public and private companies.

Kimberly L. Feil Age 56	Ms. Feil has been our director since March 2015. Ms. Feil currently serves as Chief Executive Officer of bizHive, LLC, an online marketing services marketplace for small business owners. Prior to joining bizHive, Ms. Feil was the Chief Marketing and Strategy Officer at OfficeMax from November 2012 to January 2014. In 2011 and 2012, Ms. Feil provided consulting services with KLF Strategy Consulting. Ms. Feil has also served as the Chief Marketing Officer at Walgreen Co. (2008—2011) and Sara Lee North America (2005—2008). Prior to her tenure at Sara Lee Corporation, Ms. Feil was the Senior Marketing Officer at Kimberly-Clark Corporation during 2005. From 1998 to 2005, Ms. Feil held various leadership positions with Information Resources, Inc., including Chief Executive Officer of one of its divisions, Mosaic InfoForce. Earlier in her career Ms. Feil held a Senior Vice President, Strategic Planning, and Marketing roles with Dr Pepper/7UP Inc. Ms. Feil serves on the Board of Directors of restaurant chains On the Border Mexican Grill & Cantina and Krystal Co. Ms. Feil brings to the Board proven retail marketing experience and a keen understanding of consumer insights, marketing strategy and change management.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS

Ratification of Selection of Independent Registered Public Accounting Firm (Proposal No. 2)

The audit committee has appointed Ernst & Young LLP (“Ernst & Young”), an independent registered public accounting firm, to serve as our independent auditor for 2015. Ernst & Young LLP served in this capacity in 2014, 2013 and 2012. As a matter of good corporate governance, the audit committee submits its selection of our independent auditor to our stockholders for ratification. If the stockholders fail to ratify the selection, the audit committee will review its future selection of an independent auditor in light of that result.

For additional information concerning the audit committee and its activities with Ernst & Young, see “Audit Committee” beginning on page 24. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Pre-Approval Policy

The audit committee pre-approved all audit, audit related and permissible non-audit services provided to Roundy’s by Ernst & Young before management engaged the auditors for those purposes. The policy of the audit committee is to review all engagement letters for accounting firms for non-audit services while allowing Roundy’s to enter into the agreements, but to specifically pre-approve all services to be provided by the firm which performs the annual audit of Roundy’s financial statements. The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of our independent auditor.

All of the audit-related, tax and all other services provided by Ernst & Young to Roundy’s in 2014 were approved by the audit committee by means of specific pre-approvals. All non-audit services provided in 2014 were reviewed with the audit committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Fees Paid to Ernst & Young

The following table sets forth the aggregate fees for professional services rendered by Ernst & Young in 2013 and 2014:

	Fiscal 2013	Fiscal 2014
Audit Fees	$972,587	$1,220,711
Audit-Related Fees	1,995	1,995
Tax Fees	—	—
All Other Fees	—	—

Total	$974,582	$1,222,706

Audit Fees

Represents fees for professional services provided in connection with the audit of our consolidated annual financial statements and, beginning in 2013, our internal controls over financial reporting.

Audit Related Fees

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees

Consist of fees billed for professional services rendered for tax compliance and tax planning and advice. There were no such fees paid by us in fiscal 2013 or fiscal 2014.

All Other Fees

Consist of fees for services other than those described in the audit fees, audit related fees and tax fees sections above. There were no such fees paid by us in fiscal 2013 or fiscal 2014.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

Vote to Approve Roundy’s, Inc. 2015 Incentive Compensation Plan (Proposal No. 3)

On March 12, 2015, the Board of Directors adopted the Roundy’s, Inc. 2015 Incentive Compensation Plan (the “2015 Plan”) subject to approval by the stockholders at the 2015 Annual Meeting.

If approved, the 2015 Plan will replace the 2012 Incentive Compensation Plan (the “2012 Plan”) and the 2012 Plan will remain in existence solely for the purpose of addressing the rights of holders of existing awards already granted under the 2012 Plan. Roundy’s will not grant any new awards under the 2012 Plan following stockholder approval of the 2015 Plan. Shares with respect to outstanding awards under the 2012 Plan that expire or lapse or are forfeited, surrendered, cancelled or terminated will again be available for awards under the 2015 Plan.

Key Highlights

The Board of Directors unanimously recommends that stockholders vote “FOR” the adoption of the 2015 Plan for the following reasons:

Key Component of Compensation. Equity and performance-based awards are a core component of our compensation program. We believe equity and performance-based awards provide employees, officers and directors with a proprietary interest in maximizing the growth, profitability and overall success of Roundy’s.

Alignment. We believe that our long-term incentive compensation program aligns the interests of employees, officers, directors and our long-term stockholders to create long-term stockholder value. The 2015 Plan would increase our ability to achieve this objective by allowing for several different awards, which we believe will help us attract, retain, and motivate employees, officers and directors (or those who will become employees, officers and directors).

Determination of Share Amounts. In determining the terms of the 2015 Plan and the amount of the 2015 Plan share reserve, our Board considered the factors above and a number of other factors, including the following:

Number of eligible employees. Based on current practices, we currently have approximately 67 employees, officers and directors eligible to receive awards under the 2015 Plan.

Historical amounts of equity awards. Our three-year annual number of shares granted was approximately 1.4 million shares in 2014, 1.2 million shares in 2013, and 892,000 shares in 2012. However, these amounts are not necessarily indicative of the shares that might be awarded over at least the next two years under the proposed 2015 Plan. See “New Plan Benefits” below for additional information considered by the Board.

Historical equity award burn rate. Our three-year average annual equity grant rate, or “burn rate,” for the 2012-2014 period was 2.01% counting performance shares at target and 2.61% counting performance shares at maximum.

Current and projected overhang percentage. As of February 28, 2015, we had 2.2 million shares of our common stock subject to outstanding equity awards, which represented approximately 4.3% of fully diluted common shares outstanding based on 49,277,943 outstanding shares. The 5,470,000 new shares proposed to be included in the 2015 Plan share reserve would increase the overhang percentage by an additional 9.2% to approximately 13.5%.

Anticipated duration. If we continue making equity awards consistent with our practices over the past three years as set forth above, we estimate that the shares available for future awards, including the 5,470,000 additional shares if the 2015 Plan is approved, will be sufficient for Plan awards for at least two years.

Stockholder approval of the 2015 Plan is being sought in order to (1) meet the stockholder approval requirements of the New York Stock Exchange, (2) obtain approval of the material terms of the 2015 Plan, including performance criteria and individual award limitations, for purposes of qualifying certain compensation under the 2015 Plan as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), and (3) qualify certain stock options authorized under the 2015 Plan for treatment as incentive stock options for purposes of Section 422 of the Code.

A summary of the basic features of the 2015 Plan is set forth below including minimum vesting requirements, limits on the accrual of dividends on unearned awards and recoupment of awards. The summary is subject to the specific provisions contained in the full text of the 2015 Plan set forth in Appendix A to this proxy statement. The 2015 Plan is consistent in substance with the 2012 Plan, but with several key updates, including:

•

any shares withheld to satisfy tax withholding obligations on an award issued under the 2015 Plan, shares tendered to pay the exercise price of an award under the 2015 Plan, and shares repurchased on the open market with the proceeds of a stock option exercise will no longer be eligible to be again available for grant under the 2015 Plan;

•	the minimum vesting period for any award is one year from the date of grant;

•

the aggregate grant date fair value of all awards granted under the 2015 Plan to any individual Non-Employee Director in any fiscal year (excluding awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers and any stock dividends payable in respect of outstanding awards) cannot exceed $500,000;

•

an outstanding Stock Appreciation Right or stock option may not be modified to reduce the exercise price thereof nor may a new Stock Appreciation Right at a lower price be substituted for a surrendered Stock Appreciation Right or stock option, unless such action is approved by the stockholders; and

•

an outstanding stock option may not be modified to reduce the exercise price thereof nor may a new stock option at a lower price be substituted for a surrendered stock option, unless such action is approved by the stockholders.

Plan Term

The 2015 Plan will be effective on March 12, 2015, the date of its adoption by the Board, subject to stockholder approval at the annual meeting. No new awards may be granted under the 2015 Plan after March 12, 2025. However, the term and exercise of awards granted before then may extend beyond that date. The Board may terminate the 2015 Plan at any time with respect to all awards that have not been granted. Once the new 2015 Plan is approved by shareholders, no further awards will be made under our prior 2012 Plan.

Administration

The 2015 Plan will be administered by the Compensation Committee. Among the Compensation Committee’s powers will be to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the 2015 Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the 2015 Plan as it deems necessary or proper. The Compensation Committee will have full authority to administer and interpret the 2015 Plan, to grant discretionary awards under the 2015 Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of common stock to be covered by each award, to make all other determinations in connection with the 2015 Plan and the awards thereunder as the Compensation Committee deems necessary or desirable and to delegate authority under the 2015 Plan to our executive officers.

Eligibility

Members of our Board of Directors, as well as employees of, and consultants to, us or any of our subsidiaries and affiliates will be eligible to receive awards under the 2015 Plan. Awards under the 2015 Plan will be made by the Compensation Committee or by a senior executive officer who has been delegated authority to grant awards to participants who are not subject to Section 16 of the Exchange Act. Currently, Roundy’s and its subsidiaries have approximately 67 employees, officers and directors eligible to participate in the 2015 Plan based on current practices.

Shares Authorized; Share Limitations

The aggregate number of shares of common stock which may be issued or used for reference purposes under the 2015 Plan or with respect to which awards may be granted may not exceed the total of (a) 5,470,000 shares; plus (b) the total number of shares from outstanding awards previously issued and outstanding under the 2012 Plan but that later are forfeited in accordance with their terms, provided, however that the maximum number of shares that may be added back to the 2015 Plan pursuant to such forfeitures shall not exceed 3.9 million shares. The number of shares available for issuance under the 2015 Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the number of outstanding shares of our common stock. In the event of any of these occurrences, we may make any adjustments we consider appropriate to, among other things, the number and kind of shares, stock options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares available for issuance under the plan may be, in whole or in part, either authorized and unissued shares of our common stock or shares of common stock held in or acquired for our treasury. In general, if awards under the 2015 Plan are for any reason cancelled, or expire or terminate unexercised, such shares may again be available for the grant of awards under the 2015 Plan. However, if the shares are not issued by reason of the company withholding shares upon exercise of a stock option in payment of the exercise price, or withholding shares in satisfaction of withholding tax, or are repurchased on the open market with the proceeds of an option exercise, such shares will no longer be available for the grant of awards under the 2015 Plan.

To the extent required by Section 162(m) of the Code for awards under the 2015 Plan to qualify as “performance-based compensation,” the following individual participant limitations shall apply (subject to adjustment pursuant to the terms of the 2015 Plan): (1) no more than 1 million shares may be granted during any fiscal year of Roundy’s in respect to all types of awards; (2) there are no annual individual share limitations applicable to participants on Restricted Stock or Other Stock-Based Awards for which is not subject to the attainment of performance goals; (3) no more than 1 million shares may be granted during any fiscal year of Roundy’s in respect to any performance award; (4) the maximum cash amount payment made under a performance award in any fiscal year of Roundy’s to any participant shall be $5,000,000; and (5) the individual participant limitations shall be cumulative.

Section 162(m)

Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to its Chief Executive Officer and the three other most highly compensated officers other than the principal financial officer. However, “qualified performance-based compensation” is not subject to the $1,000,000 deduction limit. Some of the awards that may be granted under the 2015 Plan are intended to qualify as qualified performance-based compensation, by satisfying the following requirements: (1) the performance goals are determined by the Compensation Committee consisting solely of outside directors; (2) the material terms under which the compensation is to be paid, including examples of the performance goals, are approved by a majority of Roundy’s stockholders; and (3) if applicable, the Compensation Committee certifies that the applicable performance goals and any other material terms were satisfied before payment of any performance-based compensation is made. While the Compensation Committee views preserving tax deductibility as an important objective, it believes the primary purpose of Roundy’s compensation program is to support its strategy and the long-term interests of its stockholders. As such, the Compensation Committee may authorize awards under the 2015 Plan that are not fully tax deductible under Section 162(m).

Awards

Awards granted under the 2015 Plan will be evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant’s employment, as determined by the Compensation Committee.

Types of awards under the 2015 Plan include:

Stock Options. The Compensation Committee may grant incentive stock options to purchase shares of our common stock only to eligible employees. The Compensation Committee may grant non-qualified stock options to eligible employees, consultants or non-employee directors. An incentive stock option is intended to be an “incentive stock option” within the meaning of Section 422 of the Code. A non-qualified stock option is any other stock option granted by the Compensation Committee that is not specifically designated as an incentive stock option. The Compensation Committee will determine the number of shares of our common stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a 10% or greater stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or non-qualified stock option may have an exercise price less than the fair market value of a share of our common stock at the time of grant or, in the case of an incentive stock option granted to a 10% or greater stockholder, 110% of such share’s fair market value. Stock options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee at grant and the exercisability of such stock options may be accelerated by the Compensation Committee. An outstanding stock option may not be modified to reduce the exercise price thereof nor may a new stock option at a lower price be substituted for a surrendered stock option (other than adjustments or substitutions in the event of a reorganization, stock split, merger or similar change in the corporate structure or the number of outstanding shares of our common stock), unless such action is approved by the stockholders.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights (“SARs”) either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable (“Tandem SAR”) or independent of a stock option (“Non-Tandem SAR”). A SAR is a right to receive a payment in shares of our common stock or cash, as determined by the Compensation Committee, equal in value to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of our common stock on the date of grant in the case of a Non-Tandem SAR. The Compensation Committee may also grant limited SARs, either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control, as defined in the 2015 Plan, or such other event as the Compensation Committee may designate at the time of grant or thereafter. An outstanding Stock Appreciation Right may not be modified to reduce the exercise price thereof nor may a new Stock Appreciation Right at a lower price be substituted for a surrendered Stock Appreciation Right (other than adjustments or substitutions in the event of a reorganization, stock split, merger or similar change in the corporate structure or the number of outstanding shares of our common stock), unless such action is approved by the stockholders.

Restricted Stock. The Compensation Committee may award shares of restricted stock. Except as otherwise provided by the Compensation Committee upon the award of restricted stock, the recipient generally will have the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Compensation Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock will be required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including, without limitation, dispositions and acquisitions, and other similar events or circumstances. Section 162(m) of the Code, as amended, requires that performance awards be based upon objective performance measures. The performance goals for performance-based restricted stock are discussed in general below.

Other Stock-Based Awards. The Compensation Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, performance units, restricted stock units, dividend equivalent units, stock equivalent units, restricted stock and deferred stock units under the 2015 Plan that are payable in cash or denominated or payable in or valued by shares of our common stock or factors that influence the value of such shares. The Compensation Committee may determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and a minimum vesting period. The performance goals for performance-based-other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the 2015 Plan and discussed in general below.

Other Cash-Based Awards. The Compensation Committee may grant awards payable in cash. Cash-based awards shall be in such form, and dependent on such conditions, as the Compensation Committee shall determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions. If a cash-based award is subject to vesting conditions, the Compensation Committee may accelerate the vesting of such award in its discretion.

Performance Awards. The Compensation Committee may grant a performance award to a participant payable upon the attainment of specific performance goals. The Compensation Committee may grant performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code as well as performance awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of restricted stock, based on the then current fair market value of such shares, as determined by the Compensation Committee. Unless otherwise provided by the Compensation Committee in the applicable award agreement at the time of grant, amounts equal to dividends declared during the performance period with respect to the number of shares of common stock covered by a performance award will not be paid to the participant. Based on service, performance and/or such other factors or criteria, if any, as the Compensation Committee may determine, the Compensation Committee may, at or after grant, accelerate the vesting of all or any part of any performance award.

Performance Goals. The Compensation Committee may grant awards of restricted stock, performance awards, and other stock-based awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the Compensation Committee. These performance goals may be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following measures selected by the Compensation Committee: (1) earnings per share; (2) operating income; (3) gross income; (4) net income, before or after taxes; (5) cash flow; (6) gross profit; (7) gross profit return on investment; (8) gross margin return on investment; (9) gross margin; (10) operating margin; (11) working capital; (12) earnings before interest and taxes; (13) earnings before interest, tax, depreciation and amortization; (14) return on equity; (15) return on assets; (16) return on capital; (17) return on invested capital; (18) net revenues; (19) gross revenues; (20) revenue growth, as to either gross or net revenues; (21) annual recurring net or gross revenues; (22) recurring net or gross revenues; (23) license revenues; (24) sales or market share; (25) total stockholder return; (26) economic value added; (27) specified objectives with regard to limiting the level of increase in all or a portion of our bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of cash balances and other offsets and adjustments as may be established by the Compensation Committee; (28) fair market value of a share of common stock; (29) the growth in the value of an investment in the common stock assuming the reinvestment of dividends; (30) reduction in operating expenses; (31) volume growth by segment; (32) overall volume growth; (33) reduction in variable costs; (34) reduction in fixed costs; (35) asset productivity; (36) logistics efficiency; or (37) customer acquisitions.

To the extent permitted by law, the Compensation Committee may also exclude the impact of an event or occurrence which the Compensation Committee determines should be appropriately excluded, such as (1) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; (2) an event either not directly related to our operations or not within the reasonable control of management; or (3) a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based on an individual participant’s performance goals, as determined by the Compensation Committee.

In addition, all performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations. The Compensation Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Stockholder Rights. Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant will have no rights as a stockholder with respect to shares of our common stock covered by any award until the participant becomes the record holder of such shares.

Transferability. Awards granted under the 2015 Plan generally will be nontransferable, other than by will or the laws of descent and distribution, except that the Compensation Committee may provide for the transferability of non-qualified stock options at the time of grant or thereafter to certain family members (within the meaning of the General Instructions to Form S-8) subject to such terms and conditions as the Compensation Committee may impose and applicable law. No award, however, may be transferred for value as defined in the general instructions to Form S-8.

Recoupment of Awards. The 2015 Plan will provide that awards granted under the 2015 Plan are subject to any recoupment policy we may have in place or any obligation that we may have regarding the clawback of “incentive-based compensation” under the Exchange Act or under any applicable rules and regulations promulgated by the SEC.

Change in Control

In connection with a change in control, as defined in the 2015 Plan, the Compensation Committee may accelerate vesting of outstanding awards under the 2015 Plan. In addition, such awards may be, in the discretion of the Compensation Committee, (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by us for an amount equal to the excess of the price of a share of our common stock paid in a change in control over the exercise price of the awards; or (3) cancelled if the price of a share of our common stock paid in a change in control is less than the exercise price of the award. The Compensation Committee may also provide for accelerated vesting or lapse of restrictions of an award in connection with a change in control.

Matters relating to the 2015 Plan and its Amendment, Suspension and/or Termination

No awards may be granted after March 12, 2025. The Board may suspend or terminate the 2015 Plan (or any portion thereof) at any time, and may amend the 2015 Plan at any time and from time to time in such respects as the Board may deem advisable to ensure that any and all awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit Roundy’s or the participants to benefit from any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of Roundy’s. However, no such amendment, suspension, or termination shall materially adversely affect the rights of any participant and the Board may not make any change that would disqualify the 2015 Plan or any other plan of Roundy’s from the benefits provided under Section 422 of the Code. No amendment will be made without stockholder approval if required by applicable law or applicable listing requirements.

Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, SARs, performance units, performance share units, restricted shares, restricted share units, other cash-based awards and supplemental cash payments. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States. The discussion does not address the state, local, or foreign income tax rules relevant to stock options, stock appreciation rights, performance awards, restricted stock, and supplemental cash payments. Employees are urged to consult their personal tax advisors with respect to the federal, state, local, and foreign tax consequences relating to stock options, appreciation rights, performance awards, restricted stock, and supplemental cash payments.

Incentive Stock Options. A participant who is granted an incentive stock option recognizes no income upon grant or exercise of the option. However, the excess of the fair market value of Roundy’s shares on the date of exercise over the option exercise price is an item includible in the optionee’s alternative minimum taxable income. The IRS may require the optionee to pay an alternative minimum tax even though the optionee receives no cash upon exercise of the incentive stock option that the optionee can use to pay such tax.

If an optionee holds the common stock acquired upon exercise of the incentive stock option for at least two years from the date of grant and at least one year following exercise (the “Statutory Holding Periods”), the IRS taxes the optionee’s gain, if any, upon a subsequent disposition of such common stock, as capital gain. If an optionee disposes of common stock acquired through the exercise of an incentive stock option before satisfying the Statutory Holding Periods (a “Disqualifying Disposition”), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income generally equals the excess of (1) the lesser of the amount realized on disposition or the fair market value of the common stock on the exercise date over (2) the exercise price. This income is subject to income (but not employment) tax withholding. The balance of the gain that the optionee realizes on such a disposition, if any, is long-term or short-term capital gain depending on whether the common stock has been held for more than one year following exercise of the incentive stock option.

If any optionee pays the exercise price of an incentive stock option in whole or in part with previously-owned shares that were acquired upon the exercise of an incentive stock option and that have not been held for the Statutory Holding Periods, the optionee will recognize compensation income (but not capital gain) under the rules applicable to Disqualifying Dispositions.

We are not entitled to any deduction with respect to the grant or exercise of an incentive stock option or the optionee’s subsequent disposition of the shares acquired if the optionee satisfies the Statutory Holding Periods. If these holding periods are not satisfied, we are generally entitled to a deduction in the year the optionee disposes of the common stock in an amount equal to the optionee’s compensation income.

Non-Qualified Stock Options. A participant who is granted a non-qualified stock option recognizes no income upon grant of the option. At the time of exercise, however, the optionee recognizes compensation income equal to the difference between the exercise price and the fair market value of Roundy’s shares received on the date of exercise. This income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the compensation income that the optionee recognizes.

When an optionee disposes of common stock received upon the exercise of a non-statutory stock option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee’s basis in the stock sold. We will not receive a deduction for any capital gain recognized by the optionee.

If an optionee pays the exercise price for a non-statutory option entirely in cash, the optionee’s tax basis in the common stock received equals the stock’s fair market value on the exercise date, and the optionee’s holding period begins on the day after the exercise date. If however, an optionee pays the exercise price of a non-statutory option in whole or in part with previously-owned shares of common stock, then the optionee’s tax basis in and holding period for the newly-acquired shares will be determined as follows: as to a number of newly-acquired shares equal to the previously-owned shares delivered, the optionee’s basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee’s basis will equal the share’s value on the exercise date, and the optionee’s holding period will begin on the day after the exercise date.

SARs. A participant who is granted an SAR recognizes no income upon grant of the SAR. At the time of exercise, however, the participant recognizes compensation income equal to any cash received and the fair market value of any Roundy’s common stock received. This income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

Restricted Shares. Restricted shares are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. A participant to whom we grant restricted shares may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to have the grant taxed as compensation income at the date of receipt, resulting in the IRS taxing any future appreciation (or depreciation) in the value of the shares of common stock that we grant as capital gain (or loss) upon a subsequent sale of the shares. Such an election must be made within 30 days of the date that we grant the restricted shares.

However, if a participant does not make a Section 83(b) Election, then the grant shall be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless the participant makes a Section 83(b) Election, any dividends that we pay on common stock subject to the restrictions constitutes compensation income to the participant and compensation expense to us. Any compensation income the participant recognizes from a grant of restricted shares is subject to income and employment tax withholding. We are generally entitled to an income tax deduction for any compensation income taxed to the participant.

Performance Units, Performance Share Units and Restricted Share Units. The grant of a performance unit, performance share unit or restricted share unit does not generate taxable income to a participant or an income tax deduction to us. Any cash and the fair market value of any Roundy’s common stock received as payment in respect of a performance unit, performance share unit or restricted share unit will constitute ordinary income to the participant. The participant’s income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

Payment of Withholding Taxes. We have the right to withhold or require a participant to remit to us an amount sufficient to satisfy any federal, state, local, or foreign withholding tax requirements on any grant or exercise made under the 2015 Plan. However, to the extent permissible under applicable tax, securities, and other laws, the Compensation Committee may, in its sole discretion, permit the participant to satisfy a tax withholding requirement by delivering shares of Roundy’s common stock that the participant previously owned or directing us to apply shares of common stock to which the participant is entitled as a result of the exercise of a stock option or the lapse of a period of restriction, to satisfy such requirement.

Certain Other Tax Issues

In addition to the matters described above, (i) any entitlement to a tax deduction on the part of Roundy’s is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Internal Revenue Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, (iii) certain awards under the 2015 Plan may be subject to the requirements of Section 409A of the Internal Revenue Code (regarding nonqualified deferred compensation), and (iv) if the exercisability or vesting of any option or other award is accelerated because of a change in control, such option or other award (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Internal Revenue Code, which excess amounts may be subject to excise taxes. Officers and directors of Roundy’s subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may be subject to special tax rules regarding the income tax consequences concerning their options and other awards.

The 2015 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2015 Plan is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code

New Plan Benefits

Except for the performance based restricted stock units described below, no awards have been granted, and no specific plans have been made for the grant of future awards, under the 2015 Plan. The grant of any other awards under the 2015 Plan will be at the discretion of the Compensation Committee. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future as there are many variables the Compensation Committee considers in granting equity awards, including compensation of the our executive officers compared to peer group compensation, share price at the time the Compensation Committee sets executive compensation, and performance against predetermined metrics at the time of settlement. However, in approving the 2015 plan, the Board did consider a forecast of share utilization for 2015 (which was the only forecasted information available). Share utilization was 760,281 shares at target with an estimated grant date fair value of $3.4 million and 1.5 million shares at maximum with an estimated grant date fair value of $6.8 million in 2015, compared to 990,540 shares at target with a grant date fair value of $6.3 million and 1.4 million shares at maximum with a grant date fair value of $9.3 million in 2014. These and the forecasts below are based on numerous variables and assumptions that are inherently uncertain and subject to change. Accordingly, there can be no assurance that these forecasts will be realized and stockholders are cautioned not to place undue, if any, reliance on such forecasts.

At its meeting on March 12, 2015, the Board granted, subject to the approval of the 2015 Plan by the stockholders, performance based restricted stock units to each of Roundy’s current named executive officers and certain other officers, that will be earned only if Roundy’s achieves certain operating income performance metrics and that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. If this Proposal is not adopted, these awards will be cancelled and the Compensation Committee will consider what course of action to follow with respect to these awards and future grant of performance-based awards under the Plans. Information regarding these awards is set forth in the table below.

Name and Position	Restricted Stock Values ($)	Restricted Stock Units (#)
2015 Plan Grants During 2015:
Robert A. Mariano, Chairman, President and Chief Executive Officer	$888,868	198,408
Michael P. Turzenski, Group Vice President—Chief Financial Officer	$232,418	51,879
Donald S. Rosanova, Executive Vice President —Operations	$318,192	71,025
Donald G. Fitzgerald, Group Vice President—Chief Marketing & Merchandising Officer	$209,176	46,691
John W. Boyle, Group Vice President—Store Operations	$195,238	43,580
Executive Group	$2,527,065	564,077
Non-Executive Officer Employee Group	$878,994	196,204
Total 2015 Plan Grants During 2015	$3,406,059	760,281

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

Advisory Vote to Approve Executive Compensation (Proposal No. 4)

Securities and Exchange Commission (“SEC”) rules enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. At our 2013 Annual Meeting, a majority of stockholders voted, consistent with the recommendation of Roundy’s Board, to hold a stockholder advisory vote on a resolution to approve the compensation of Roundy’s named executive officers annually, until the next required vote on the frequency of stockholder votes on the compensation of Roundy’s named executive officers as required pursuant to Section 14(A) of the Exchange Act, and the rules and regulations promulgated thereunder.

We believe that our executive compensation program should be designed (1) to attract, motivate, reward and retain superior executive officers with the skills necessary to successfully lead and manage our business, (2) to achieve accountability for performance by linking annual cash incentive compensation to the achievement of measurable performance objectives and (3) to align the interests of the executive officers and our equity holders through short- and long-term incentive compensation programs. Accordingly, the core principles that underlie our executive compensation program include pay-for-performance, pay competitively and pay equitably.

We urge our stockholders to read the “Compensation Discussion and Analysis” beginning on page 32 of this proxy statement, which describes in more detail our compensation philosophy and elements of our executive officer compensation program, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 42 through 47, which provide detailed information on the compensation of our named executive officers.

We are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and related compensation tables, notes and narrative discussion following the compensation tables in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation program for our named executive officers described in this proxy statement.

Although this vote is non-binding, the Board and the compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making decisions concerning executive compensation. Furthermore, stockholders are welcome to bring any specific concerns regarding executive compensation to the attention of the Board of Directors at any time throughout the year. Please refer to “Communications with the Board of Directors” in this proxy statement for information about communicating with the Board.

Our Board recommends a vote “FOR” the following non-binding resolution:

RESOLVED: That the compensation paid to the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

Stockholder Proposal Regarding Dehorning of Cows by Dairy Suppliers (Proposal No. 5)

People for the Ethical Treatment of Animals (PETA), 1536 16th St. NW, Washington, DC 20036, a beneficial owner of 707 shares of our common stock, has submitted a stockholder proposal for inclusion in this proxy statement for the 2015 Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board and the Company accept no responsibility, are set forth below. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends a vote AGAINST this proposal.

Stockholder Proposal

RESOLVED, that to advance the welfare of cows used for Roundy’s products, shareholders encourage the board to set a policy requiring the company’s dairy suppliers to work diligently and with all due haste to phase out the practice of dehorning by selecting for naturally polled, or hornless, cattle.

Supporting Statement

Roundy’s dairy suppliers’ current practice of dehorning cattle is cruel and inefficient. Consider the following:

•	Roundy’s dairy suppliers destroy or remove the horns or horn tissue that can develop into horns. Dehorning methods include disbudding and amputation.

•

During disbudding, workers commonly burn searing-hot irons into calves’ heads. At times, the iron is so hot that it damages the underlying bone. Workers may also apply a caustic paste that eats tissue away by chemical action or use knives or other tools to cut horn tissue out of a calf’s head.

•

During amputation dehorning, workers gouge or cut horns out of a calf’s head. Tools used include guillotine dehorners, gougers, and embryotomy wire to saw, gouge, or cut out the horn and sometimes the surrounding skin.

•

Cows and calves may struggle desperately during dehorning, thrashing, tossing their heads, rearing up, switching their tails, bellowing, and collapsing to the ground—all signs of severe pain and distress. All these procedures are routinely performed without giving the animals any painkillers whatsoever.

Polled breeding is better for cows’ welfare and more efficient. Consider the following benefits:

•

Farmers regularly breed their cows to keep them lactating, commonly selecting bull sperm from artificial insemination suppliers. These suppliers now offer high-quality bull sperm that carries the polled gene, which results in hornless cattle.

•	The polled gene is dominant, so at least half of a polled bull’s offspring will be hornless.

•	Farmers can begin taking steps immediately, breeding in polled cattle as part of their regular program of breeding over time. No structural or operational changes are needed.

•	Polled breeding is already widespread and has proved effective in the beef industry.

•	Eliminating the practice of dehorning saves farmers time, labor, and money, while ending what many admit is the worst job on the dairy farm.

•

We’re seeing significant advancements from suppliers such as Fair Oaks Farms, Aurora Organic Dairy, and Rockview Farms, which have been listed as suppliers to grocers such as Wal-Mart, Kroger, Costco, Stater Bros., Trader Joe’s, Safeway, and others.

As its competitors work to address issues of cruelty to animals, Roundy’s has an opportunity to help take the lead on an issue important to consumers instead of falling behind.

We urge shareholders to support this socially and ethically responsible resolution.

Board of Directors’ Statement in Opposition to Stockholder Resolution

The Board recommends that stockholders vote AGAINST the stockholder proposal.

Roundy’s does not raise or own any cattle. We are committed to purchasing dairy products from suppliers that treat their cattle in accordance with industry animal care guidelines. Our primary supplier of dairy products is a wholly owned subsidiary of Dairy Farmers of America (DFA), a farmer-owned dairy marketing cooperative that serves and is owned by nearly 17,000 members on more than 9,500 farms in 48 states. DFA has resources dedicated to ensuring animal welfare standards are maintained at the highest level while continually researching industry trends and best practices to improve upon such standards.

Dehorning is an important practice in the dairy industry and is done for a number of reasons. It is performed on many dairies in the United States and other countries to avoid cows in the herd injuring each other, as well as dairy personnel working with the animals. It is typically performed at the earliest age practicable to minimize distress. The proper method of humanely dehorning cattle is outlined in cattle care guidelines, such as the National Dairy FARM (Farmers Assuring Responsible Management) Program’s Animal Care Manual.

PETA’s supporting statement requests that the Company adopt a policy to source milk from polled cattle. As there are a limited number of polled, or naturally hornless, cattle in the U.S. Dairy herd, it would not be possible for our suppliers to meet customer demand for dairy products by purchasing milk only from polled cattle. PETA’s statement: “Polled breeding is already widespread and has proved effective in the beef industry,” is misleading as dairy breeders are concerned with furthering genetic traits such as higher milk production, calving ease, feed efficiency and udder conformation, that are of less concern in the beef industry. We believe that sound science and responsible herd management practices encourage that any significant change in herd genetics (such as selecting for only polled cattle) should be pursued deliberately and slowly to avoid unintended negative consequences that may impact the cow’s milk production or welfare in other areas. More research is needed, requiring a long-term focus, not a short-term mandate.

Our customers can be assured that dairy farmers are committed to providing top-notch animal care to produce high quality milk. In fact, the dairy industry has put a number of initiatives in place to demonstrate that commitment to animal care, beginning with the National Dairy FARM program, a comprehensive, science-based animal care program to which DFA and more than 74 other co-ops and processors in the United States adhere. The FARM program offers a nationwide, verifiable animal well-being program that builds on the principles of animal care established by the National Dairy Animal Well-Being Initiative established in 2007, and demonstrates that U.S. milk producers are committed to the highest quality animal care standards. It is important to recognize that more than 80% of the nation’s milk supply is now covered by the FARM program.

Roundy’s supports the humane treatment of animals. We stand committed to the highest standards of animal well-being as do our dairy suppliers. The Board of Directors has considered this proposal carefully and believes it will not result in any additional benefit to the Company, our stockholders or our customers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL

Corporate Governance

Corporate Governance Principles

The Board has adopted policies and procedures to ensure effective governance of Roundy’s. Our corporate governance materials, including our Corporate Governance Guidelines, the charters of the audit committee, the compensation committee and the nominating and corporate governance committee of the Board, and our Code of Business Conduct may be viewed in the Corporate Governance section of the Investor Relations section of our website at www.roundys.com. We will also provide any of the foregoing information in print without charge upon written request to the Corporate Secretary, 875 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Board Composition

Our certificate of incorporation provides that our Board of Directors is divided into three classes, with each director serving a three-year term, and one class of directors being elected at each year’s annual meeting of stockholders. Messrs. Mariano and Josefowicz are the Class I directors with terms expiring in 2016. Messrs. Drayer and Larson are the Class II directors with terms expiring in 2017. Messrs. Condon, Stein and Ms. Feil are the Class III directors with terms expiring in 2015. Any change in the number of directorships resulting from an increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. John R. Willis retired from our Board of Directors, effective December 31, 2014. In November, 2014, the members of the Board of Directors directed management of the corporation to engage an executive search firm to recruit a new director to replace Mr. Willis. The corporation’s Corporate Governance Guidelines, which outline the qualifications and responsibilities of Board members, and a more specific “skills matrix,” developed by the members of the Board of Directors, were provided to the search firm to guide in the search for replacement candidates. Upon completion of the search, four candidates were selected to be interviewed by the current directors. On March 12, 2015, the Board appointed Kimberly L. Feil to serve Mr. Willis’ remaining term which expires at the 2015 Annual Meeting.

The Board of Directors held 14 meetings during the 2014 fiscal year (in person, telephonically or by written consent). No director attended (whether in person, telephonically, or by written consent) less than 75% of all meetings held during the period of time he served as Director during fiscal 2014.

Director Independence

The Board has determined that each of Messrs. Condon, Drayer, Larson, Josefowicz and Stein and Ms. Feil are independent based on the following standards: (a) no entity (other than a charitable entity) of which such a director is an employee in any position or any immediate family member (as defined) is an executive officer, made payments to, or received payments from, Roundy’s and its subsidiaries in any of the 2014, 2013 or 2012 fiscal years in excess of the greater of (1) $1,000,000 or (2) two percent of that entity’s annual consolidated gross revenues; (b) no such director, or any immediate family member employed as an executive officer of Roundy’s or its subsidiaries, received in any twelve month period within the last three years more than $120,000 per year in direct compensation from Roundy’s or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service not contingent in any way on continued service; (c) Roundy’s did not employ such director in any position, or any immediate family member as an executive officer, during the past three years; (d) no such director was a current partner or employee of a firm that is Roundy’s internal or external auditor (“Auditor”), no immediate family member of such director was a current partner of the Auditor or an employee of the Auditor who personally worked on our audit, and no director or immediate family member of such director was during the past three years a partner or employee of the Auditor and personally worked on our audit within that time; (e) no such director or immediate family member served as an executive officer of another company during the past three years at the same time as a current executive officer of Roundy’s served on the compensation committee of such company; and (f) no other material relationship exists between any such director and Roundy’s or our subsidiaries. Gregory P. Josefowicz has been elected as the Board’s Lead Director and presides when the independent directors meet in executive session.

Board Attendance at Annual Meetings of Stockholders

Roundy’s does not have any formal policy with regard to Board members attendance at annual meetings of stockholders but encourages each director to attend said meetings. All seven Board members attended the 2014 Annual Meeting.

Board Committees

The Board of Directors has three standing committees: the audit committee, the compensation committee, and the nominating and corporate governance committee. The Board has adopted a written charter for each of these committees, which sets out the functions and responsibilities of each committee. The charters of these committees are available in their entirety on the Investor Relations section of Roundy’s website, www.roundys.com.

Audit Committee. The audit committee is responsible for, among other matters: (1) appointing, retaining, terminating, and evaluating our independent registered public accounting firm and approving all services to be performed by them; (2) overseeing our independent registered accounting firm’s qualifications, independence and performance; (3) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (4) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (5) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (6) reviewing and approving certain related person transactions. This committee held 10 meetings (in person, telephonically or by written consent) during the 2014 fiscal year.

Our audit committee consists of Messrs. Condon, Drayer, and Josefowicz and Mr. Condon serves as the chairman of such committee. Each member of the audit committee meets the independence and financial literacy requirements of the SEC and the NYSE. The Board has determined that Mr. Condon is an audit committee financial expert under SEC rules and has accounting or related financial management expertise.

Audit Committee Report

The audit committee of the Board serves as the representative of the Board for general oversight of our financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Board has adopted a written charter for the audit committee. Management has responsibility for preparing our financial statements as well as for our financial reporting process. Ernst & Young LLP, acting as independent auditor, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles in the United States and, beginning in 2013, expressing an opinion on our internal control over financial reporting.

In this context, the audit committee hereby reports as follows:

1.	The audit committee has reviewed and discussed the audited financial statements for fiscal 2014 with management.

2.	The audit committee has discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

3.	The audit committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the audit committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 3, 2015 for filing with the SEC.

Audit Committee

Patrick J. Condon, Chair

Ralph W. Drayer

Gregory P. Josefowicz

Compensation Committee. The compensation committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans. This committee held 7 meetings (in person, telephonically or by written consent) during the 2014 fiscal year.

Our compensation committee consists of Messrs. Drayer, Josefowicz and Stein, and Mr. Stein serves as the chairman of such committee. Each member of the compensation committee meets the independence requirements of the NYSE.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is responsible for, among other matters: (1) identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board; (2) overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; (4) developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us; (5) reviewing and monitoring compliance with our code of ethics and our insider trading policy; and (6) reviewing and approving certain related party transactions. This committee held one meeting during the 2014 fiscal year.

Our nominating and corporate governance committee consists of Messrs. Drayer, Josefowicz and Stein, and Mr. Josefowicz serves as the chairman of such committee. Each member of the nominating and corporate governance committee meets the independence requirements of the NYSE.

Policy Regarding Consideration of Candidates for Director

The nominating and corporate governance committee will consider stockholder nominations for membership on the Board. Stockholders wishing to recommend candidates to be nominated for election to Roundy’s Board by stockholders at the 2016 general meeting of stockholders may do so by sending to the attention of the Chairman of the nominating and corporate governance committee at the above address the following: The business experience and other significant accomplishments, an acknowledgement from the candidate that he or she would, if elected, be willing to serve on the Board, a statement by the stockholder outlining the reasons why this candidate’s skills, experience and background would make a valuable contribution to the Board and a minimum of two references who have either worked with the candidate, served on a board of directors or board of trustees with the candidate, or can otherwise provide relevant perspective on the candidate’s capabilities as a potential Board member.

Recommendations must be received by the Chairman of the nominating and corporate governance committee by December 4, 2015. Stockholder recommendations provided to the Chairman of the nominating and corporate governance committee within this timeframe will be reviewed using the nominating process outlined in the nominating and corporate governance committee charter.

Code of Business Conduct

The Board has approved and adopted a Code of Business Conduct applicable to all directors, officers and employees, including our principal executive, financial and accounting officers and all persons performing similar functions. The Code of Business Conduct is available on the Investor Relations section of our corporate website, www.roundys.com.

Director and Officer Indemnification and Limitation of Liability

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware General Corporate Law (“DGCL”). In addition, our amended and restated certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders or (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL. There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Board Leadership Structure

The Chairman of the Board, Mr. Mariano, also serves as our Chief Executive Officer. The Board believes that combining the Chairman and Chief Executive officer roles is the most appropriate structure for Roundy’s at this time because (i) this structure has had a longstanding history with Roundy’s, which the Board believes has served our stockholders well through many economic cycles and business challenges; (ii) the Board believes Mr. Mariano’s unique business experience and history with Roundy’s makes it appropriate for him to serve in both capacities; and (iii) the Board believes its corporate government processes and committee structures preserve Board independence by insuring independent discussions among directors and independent evaluation of, and communications with, members of senior management such that separation of the Chairman and Chief Executive Officer roles is unnecessary at this time. In addition, as of March 12, 2015, the Board has designated one of the independent directors as Lead Director. We believe that the mix of experienced independent and management directors that make up our Board, along with the independent role of our Lead Director and our independent Board committees, benefits Roundy’s and our stockholders.

The Board believes that it will be beneficial to Roundy’s and its stockholders to designate one of the directors as a Lead Director. The Lead Director serves a variety of roles including, reviewing and approving Board agendas, meeting materials and schedules to confirm the appropriate topics are reviewed and sufficient time is allocated to each; serving as liaison between the Chairman of the Board and Chief Executive Officer and the non-management directors (however, each director has direct access to the Chairman and CEO); presiding at the executive sessions of independent directors and at all other meetings of the Board at which the Chairman of the Board is not present; and calling an executive session of independent directors at any time, consistent with our Corporate Governance Guidelines. Gregory P. Josefowicz, an independent director and the Chairman of the Nominating and Corporate Governance Committee, is currently our Lead Director. Mr. Josefowicz is an effective Lead Director for Roundy’s due to, among other things, his independence, commitment to ethics, communication skills, deep strategic and operational understanding of Roundy’s obtained while serving as a Roundy’s Director, and as a director of United States Cellular Corp., True Value Company Winn-Dixie Stores, Inc., Ryerson Inc., Spartan Stores and PetSmart, Inc.

Role of the Board in Oversight of Risk

The Board does not have a separate risk oversight body, but rather manages risk directly. The Board mitigates risk through discussing with management the appropriate level of risk for Roundy’s and evaluating the risk information received by management. These risks include financial, competitive and operational risks. Further, on a quarterly basis, management reports to the audit committee regarding Roundy’s various risk areas as part of the Committee’s oversight role over financial reporting in accordance with the audit committee charter. In addition, other committees of the Board consider risks within their areas of responsibility.

Communications with the Board

Interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, at the following address: Group Vice President—Legal, Risk & Treasury and Corporate Secretary , Roundy’s, Inc., 875 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attn: Board of Directors. In accordance with instructions provided by our audit committee, your correspondence will be distributed as applicable to our Chief Executive Officer and Chief Financial Officer, who will review the correspondence before forwarding it directly to the Board member(s) to whom you wish to communicate.

All such correspondence will be forwarded as described above unless they are of a trivial nature or otherwise not related to accounting, internal controls, auditing matters, corporate governance, or any other significant legal or ethical issues at Roundy’s. However, a report will be made to the audit committee of all calls or correspondence to the Board, and all such reports and correspondence are available to all directors and are preserved in accordance with our retention policy.

Director Compensation

The following table sets forth the annual compensation that we paid our non-employee directors in 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Unit Awards ($)	Total ($)
Patrick J. Condon	73,500	76,815	150,315
Ralph W. Drayer	71,000	76,815	147,815
Gregory P. Josefowicz	69,500	76,815	146,315
Christopher F. Larson	50,000	76,815	126,815
Avy H. Stein	73,000	76,815	149,815
John R. Willis (1)	50,000	76,815	126,815

(1)	Mr. Willis retired as a director from the Company effective December 31, 2014. All of Mr. Willis’ stock unit awards granted in 2014 were cancelled effective December 31, 2014.

All members of our Board that are not employed by Roundy’s or one of its subsidiaries receive compensation for their services to the Board and related committees pursuant to the policy described below.

Description	Amount
Annual retainer	$50,000

Committee member meeting fees	$1,500 per meeting for membership on the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee

Additional retainer for chair of committee	$10,000 ($15,000 for 2015) for Audit Committee; $7,750 ($12,000 for 2015) for Compensation Committee; $7,750 ($10,000 for 2015) for Nominating and Corporate Governance Committee

Additional retainer for lead director	$30,000

All directors are entitled to be reimbursed for their reasonable expenses to attend meetings of our Board and related committees and otherwise attend to our business. In addition, our non-employee directors are entitled to the following equity awards:

Restricted Stock Unit Grant. Each of the non-employee directors received a grant of 12,135 restricted common stock units on March 20, 2014, which vested on March 20, 2015.

Annual Restricted Stock Grant. On an annual basis, each of our non-employee directors then in office will receive a grant of $95,000 ($75,000 prior to 2015) worth of restricted common stock. These shares of restricted common stock will vest on the first anniversary of the grant date.

All of our non-employee directors are expected to comply with stock ownership guidelines, under which they are expected to hold at least four times the annual cash retainer ($200,000—four times the $50,000 annual retainer) in stock or stock equivalents, subject to a five-year phase-in period following our IPO or from the date of appointment for newly-elected directors. All non-employee directors are on track to meet this guideline.

Directors and Executive Officers

The following table sets forth the names, ages and titles of our current directors and executive officers as of March 14, 2015:

Name	Age	Position
Robert A. Mariano	65	Chairman, President and Chief Executive Officer and Director
Donald S. Rosanova	65	Executive Vice President—Operations
Michael P. Turzenski	51	Group Vice President—Chief Financial Officer
John W. Boyle	57	Group Vice President—Store Operations
Donald G. Fitzgerald	53	Group Vice President—Chief Marketing & Merchandising Officer
Timothy F. Grabar	51	Group Vice President – Retail Merchandising and Store Operations—Illinois
Edward G. Kitz	61	Group Vice President—Legal, Risk & Treasury and Corporate Secretary
Patrick T. Mullarkey	54	Group Vice President—Information Technology
Jessie W. Terry	40	Group Vice President—Chief Human Resource Officer
Patrick J. Condon	66	Director
Ralph W. Drayer	70	Director
Gregory P. Josefowicz	62	Director
Christopher F. Larson	32	Director
Kimberly L. Feil	56	Director
Avy H. Stein	60	Director

Our executive officers are appointed by our Board and serve until their successors have been duly elected and qualified or their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Set forth below is a description of the background of the persons named above, other than Messrs. Condon and Stein and Ms. Feil whose background information is provided in “Election of Directors (Proposal No. 1).”

Named Executive Officers

Robert A. Mariano—Chairman, President and Chief Executive Officer, and Class I Director. Mr. Mariano has served as our Chairman, President and Chief Executive Officer and as a director since June 2002. Mr. Mariano was self-employed as a consultant from November 1998 through June 2002. Previously, Mr. Mariano served as President and a director of Dominick’s Supermarkets, Inc. (“Dominick’s”) from March 1995 and Chief Executive Officer from January 1996 until Dominick’s sale to Safeway, Inc. in 1998. Mr. Mariano also served as Chief Operating Officer of Dominick’s from March 1995 until January 1996. Mr. Mariano joined Dominick’s in 1972.

Michael P. Turzenski—Group Vice President—Chief Financial Officer. Mr. Turzenski has served as Group Vice President—Chief Financial Officer since August 2014 and Group Vice President—Chief Accounting Officer from February 2012 to July 2014. Mr. Turzenski joined Roundy’s in 2007 as Vice President, Controller. Prior to joining Roundy’s, Mr. Turzenski was Director of Accounting from 2005 to 2007 with Rockwell Automation, Inc.

Donald S. Rosanova—Executive Vice President—Operations. Mr. Rosanova has served as our Executive Vice President—Operations since May 2006 and has served as Group Vice President—Supply Chain from 2002 to 2006. Prior to joining Roundy’s, Mr. Rosanova was Vice President of Operations of Edward Don & Company, a provider of foodservices supplies and equipment, from 1999 to 2002. Prior to that, Mr. Rosanova served as Group Vice President of Operations at Dominick’s from 1996 to 1998 and held various management positions within Dominick’s from 1971 to 1996.

Donald G. Fitzgerald—Group Vice President—Chief Marketing & Merchandising Officer. Mr. Fitzgerald has served as Group Vice President—Chief Marketing & Merchandising Officer since May 2014 and Group Vice President—Chief Merchandising Officer from August 2012 to April 2014. Mr. Fitzgerald also served as Group Vice President—Merchandising and Procurement from March 2008 to July 2012. From February 2007 to February 2008, Mr. Fitzgerald served as Vice President—Sales and Merchandising for Meijer Inc.’s Chicago division. Prior to that, Mr. Fitzgerald spent two years as a partner with The Partnering Group. From 1977 to 2005, Mr. Fitzgerald held various management positions at Dominick’s, where he was responsible for sales and merchandising activities, including pricing, category management, promotional planning and inventory replenishment.

John W. Boyle—Group Vice President—Store Operations. Mr. Boyle has served as Group Vice President—Store Operations since October 2009. From 2003 to 2009, Mr. Boyle served as Group Vice President—Information Technology and Business Process Excellence. From 2002 to 2003, Mr. Boyle held various management positions within Roundy’s or provided independent consulting services for Roundy’s. From 1999 to 2002, Mr. Boyle held various management positions at Storage Networks, Inc. Mr. Boyle served as Vice President—Administration at Dominick’s from 1995 to 1996 and as Group Vice President—Information Technology and Store Planning at Dominick’s from 1996 until its acquisition by Safeway in 1998. From 1992 to 1995, Mr. Boyle served as Vice President—Information Technology at Food 4 Less Supermarkets, Inc.

Darren W. Karst—Former Executive Vice President and Chief Financial Officer. Mr. Karst served as Executive Vice President, Chief Financial Officer and Assistant Secretary from June 2002 until August 2014 when he resigned from the Company.

Other Key Employees

Timothy F. Grabar—Group Vice President—Retail Merchandising and Store Operations – Illinois. Mr. Grabar has served as Group Vice President—Retail Merchandising and Store Operations—Illinois since January 2014 and served as Vice President—Retail Merchandising and Store Operations—Illinois from February 2011 to December 2013. From 2006—February 2011, Mr. Grabar was Vice President—Purchasing and Marketing for Dearborn Wholesale Grocers. From 1996—2006, Mr. Grabar was with Delray Farms, serving most recently as President. From 1995—1996, Mr. Grabar was a Category Manager with Amoco Oil Company and from 1991—1995 Mr. Grabar was a Buyer/Merchandiser with Dominick’s Finer Foods.

Edward G. Kitz—Group Vice President—Legal, Risk & Treasury and Corporate Secretary. Mr. Kitz has served as Group Vice President—Legal, Risk & Treasury and Corporate Secretary since September 2003 and served as Vice President and Secretary of Roundy’s from 1995 to 2003. Mr. Kitz joined Roundy’s in 1980 as the Corporate Controller and became Vice President in 1985. Starting in 1989, Mr. Kitz also served as Treasurer of Roundy’s. Prior to joining Roundy’s, Mr. Kitz was a senior accountant at Deloitte & Touche LLP.

Patrick T. Mullarkey—Group Vice President—Information Technology. Mr. Mullarkey has served as Group Vice President—Information Technology since May 2010. Prior to joining Roundy’s, Mr. Mullarkey served the Target Corporation as Vice President, Information Technology Services from 2004 to 2010, as Vice President, Applications Development in 2003 and as Vice President, Corporation Systems Development in 2002. From 1992 to 2001, Mr. Mullarkey held numerous positions with Booz Allen Hamilton.

Jessie W. Terry—Group Vice President—Chief Human Resource Officer. Mr. Terry has served as Group Vice President—Chief Human Resource Officer since August 2012. From 2001 to 2012 Mr. Terry was with Kraft Foods, Inc. having served most recently as Senior Human Resource Leader at Oscar Mayer, a Kraft business unit. Prior to 2001, Mr. Terry’s experience includes human resource roles at Cummins, Inc. and operational roles at Dean Foods Company.

Board of Directors

Ralph W. Drayer—Class II Independent Director. Mr. Drayer has been our director since 2002. Mr. Drayer has served as the President of Supply Chain Insights, a supply chain consulting company, and as a private investor since 2001. Mr. Drayer served as Vice President—Service & Logistics Officer of The Procter & Gamble Company from 1991 to 2001. Mr. Drayer also held a number of distribution, logistics, customer service, and customer business development responsibilities while with The Procter & Gamble Company, both domestically and internationally. Mr. Drayer brings to our Board extensive leadership experience and significant expertise in corporate operations and logistics. Based upon his experience in logistics and supply chain mechanics, Mr. Drayer also offers our Board of Directors insights into the challenges and opportunities relating to our distribution network.

Gregory P. Josefowicz—Class I Independent Director. Mr. Josefowicz has been our director since March 2012. Mr. Josefowicz has been a private investor for the past five years. From 1999 to 2006, Mr. Josefowicz served as chairman of the Board of Directors and chief executive officer of the Borders Group. Thereafter, until January 2008, Mr. Josefowicz was an advisor to Borders’ Board of Directors. Before joining the Borders Group, Mr. Josefowicz served as chief executive officer of the Jewel/Osco division of American Stores Company until its merger with Albertson’s, Inc. After the merger, he became president of Albertson’s Midwest region. He brings to the Board significant experience in finance and corporate strategy development, and a particular knowledge of the retail food industry. Mr. Josefowicz is a director and member of the Audit Committee of the Board of Directors of United States Cellular Corp., and a member of the Board of Directors of True Value Company. He is also a member of the Board of Advisors of Kehe Foods. He previously served as the lead director and member of the Audit Committee of the Board of Directors of Winn-Dixie Stores, Inc. from December 2006 to March 2012, when the company was acquired by Bi-Lo, and as a director of Ryerson Inc. and Spartan Stores, and the non-executive Chairman of the Board of Directors of PetSmart, Inc.

Christopher F. Larson—Class II Independent Director. Mr. Larson has been our director since November 2011. Mr. Larson joined Willis Stein in 2006, serving as Managing Director of Willis Stein since August 2012 and as a Vice President of Willis Stein from December 2010 to July 2012. Prior to joining Willis Stein, Mr. Larson worked as an accountant for Motorola’s Automotive Finance Group from June 2003 to 2006. Mr. Larson serves on the boards of directors of Education Corporation of America, VelociTel, Education Partners, LLC and Strategic Materials. Mr. Larson brings to the board significant experience in finance and corporate strategy development, and a particular knowledge of accounting.

Executive Compensation

Compensation Committee Report

This report is submitted by the compensation committee of the Board. The compensation committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and discussed it with management. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the compensation committee has recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the compensation committee,

Avy H. Stein, Chair

Ralph W. Drayer

Gregory P. Josefowicz

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation arrangements we have with our Named Executive Officers (“NEOs”) listed in the Summary Compensation Table set forth below. This section discusses the objectives and philosophy underlying our compensation policies for our NEOs, our compensation decisions with respect to our NEOs during 2014 and the factors relevant to an analysis of these decisions. This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans and expectations regarding future compensation plans and arrangements. The actual compensation plans and arrangements that we adopt may differ materially from the currently anticipated plans and arrangements as summarized in this discussion.

Executive Compensation Objectives and Philosophy

The key objectives of our executive compensation programs are to (1) fairly compensate our executive officers, (2) attract, motivate and retain highly qualified executive officers who contribute to the long-term success of our company; (3) achieve accountability for performance; (4) link future performance rewards to clearly defined corporate goals; and (5) align the interests of our executive officers and our stockholders through short- and long-term incentive compensation programs. We seek to apply a consistent philosophy to compensation for all executive officers. Our compensation philosophy is based on the following core principles:

To Pay for Performance. Our NEOs are partially compensated based on company performance, as measured against certain pre-established financial objectives. The amounts earned by our executive officers vary based on the extent to which the objectives are met.

To Pay Competitively. We are committed to providing a total compensation program designed to retain our highest performing employees and executives and attract superior leaders to our company. We have established compensation levels that we believe are competitive based on our compensation committee’s and our Board’s experience with pay practices and compensation levels of companies similar to us.

To Pay Equitably. We believe that it is important to apply generally consistent guidelines for all executive officer compensation programs. In order to deliver equitable pay levels, our compensation committee considers depth and scope of accountability, complexity of responsibility, qualifications and executive performance, both individually and collectively as a team.

In addition to current compensation, we have found it important in some cases to provide our named executive officers with competitive post-employment compensation. Post-employment compensation consists primarily of two elements – severance pay and benefits continuation for a specified period of time. We believe that these benefits are important considerations for our executive officer compensation packages, as they afford a measure of financial security in the event of termination of their employment under certain circumstances and also enable us to secure their cooperation following termination. We have sought to ensure that each combined compensation package is competitive at the time the package is negotiated with the executive officer. We provide post-employment compensation to our executive officers on a case-by-case basis as the employment market, the qualifications of potential employees and our hiring needs dictate.

Compensation Mix. Over two-thirds of our CEO’s and 50% of our other Named Executive Officers’ targeted compensation mix is in the form of variable short-term and long-term incentive elements. While our compensation committee considers the overall mix of compensation components in its review of compensation matters, it has not adopted any policies or guidelines for allocating compensation between cash and non-cash compensation or among different forms of non-cash compensation. In addition to the compensation objectives and philosophy discussed above, the principal factors affecting our compensation committee’s decisions regarding amounts and mix of compensation include:

•	overall corporate performance, including financial condition and available resources;

•	the executive officer’s performance against corporate level strategic goals established as part of our annual planning process; and

•	the nature and scope of the executive officer’s responsibilities.

Overview and Responsibilities for Compensation Decisions

The compensation committee reviews compensation elements and amounts for our executive officers on an annual basis and at the time of a promotion or other change in level of responsibilities, as well as when competitive circumstances or business needs may require.

Our compensation committee considers input from our Chief Executive Officer, or CEO, our Chief Financial Officer, or CFO, and our Group Vice President—Chief Human Resource Officer. These executives provide compensation recommendations to the compensation committee for executives other than themselves based on the benchmarking data discussed below and the other considerations mentioned in this Compensation Discussion and Analysis. Our compensation committee recommends compensation packages to our Board that are consistent with our compensation philosophy, strategically positioned against our peer group and competitive with other organizations similar to ours.

Our compensation committee and our CEO, in consultation with our Board, have been responsible for the oversight, implementation and administration of all of our executive compensation plans and programs. Our Board and compensation committee determined all of the components of our CEO’s compensation and, in consultation with our CEO, the compensation of our other NEOs. Executive compensation is reviewed annually as part of our business planning for the year. During this process, our CEO and CFO are involved in the review of overall compensation for executive officers other than themselves and the determination of corporate-level performance goals for that year.

Our compensation committee and our CEO evaluate the performance and development of our executive officers in their respective positions, establish corporate performance objectives relative to compensation, make determinations as to whether and to what extent such performance objectives have been achieved and ensure that we have effective and appropriate compensation programs in place. Our compensation arrangements with our executive officers are primarily based on the consolidated financial achievements of our company established at the beginning of the year, and reflect our commitment to compensating for the overachievement of corporate or individual objectives and applying incentive deductions for underachievement of objectives.

Our CEO, as the leader of our executive team, assesses each NEO’s contribution to corporate goals, and then makes a recommendation to our compensation committee with respect to compensation of each officer. Our compensation committee undertakes a similar review of our CEO’s contribution to corporate goals. Our compensation committee meets to consider these recommendations and makes determinations relating to the compensation of our CEO and, in consultation with our CEO, makes determinations relating to the compensation of our other NEOs.

The compensation committee engaged a third-party consultant, Meridian Compensation Partners, LLC (“MCP”). MCP reports directly to the committee and did not provide additional services to Roundy’s during 2014. The committee has the sole authority to retain and dismiss MCP and to approve MCP’s fees. MCP provides objective and independent advice and analysis to the committee with respect to executive compensation. The committee retains MCP based upon its expertise, independence, and industry experience. The committee relies on MCP to provide an annual review of executive and board compensation practices of companies in our peer group including a benchmarking analysis of base salary and short- and long-term incentive targets of the companies with which we compete for executive talent. In addition, the committee may, from time-to-time, request advice from MCP concerning the design, communication, and implementation of our incentive plans and other compensation programs.

The compensation committee has determined that the work of MCP did not raise any conflicts of interest in 2014. In making this assessment, the committee considered the independence factors enumerated in new Rule 10C-1(b) under the Exchange Act, including the fact that MCP does not provide any other services to Roundy’s, the level of fees received from Roundy’s as a percentage of MCP’s total revenue, policies and procedures employed by MCP to prevent conflicts of interest, and whether the individual MCP advisers to the committee own any stock of Roundy’s or have any business or personal relationships with members of the committee or our executive officers.

Benchmarking

MCP, in consultation with our compensation committee, compiled a report of benchmark data for executive officers holding comparable positions at comparable companies, including base salary, annual cash incentive plan opportunities and awards and long-term incentive award values. For 2014, the peer group of companies we used in our benchmarking survey is comprised of the following companies:

Big Lots, Inc. (BIG)	Sally Beauty Holdings, Inc. (SBH)
Cabela’s Incorporated (CAB)	SpartanNash Company. (SPTN)
Casey’s General Stores, Inc. (CASY)	Sprouts Farmers Market, Inc. (SFM)
Dollar Tree, Inc. (DLTR)	Susser Holdings Corporation (SUSS)
Family Dollar Stores, Inc. (FDO)	Tractor Supply Company (TSCO)
The Fresh Market, Inc. (TFM)	Ulta Salon, Cosmetics & Fragrance, Inc. (ULTA)
GNC Holdings, Inc. (GNC)	United Natural Foods, Inc. (UNFI)
The Pantry, Inc. (PTRY)	Whole Foods Market, Inc. (WFM)
Pet Smart, Inc. (PETM)

The Compensation Committee has not yet determined the peer group of companies for 2015.

All of these companies, in both the grocery industry and the non-grocery industries, were selected for the compensation peer group because they were considered to be competitors with respect to the individuals with the talent and experience needed to serve in our executive officer positions. Peer group data is collected for executive positions so we can determine appropriate ranges of base salary levels and annual increases to attract and retain qualified executives. In general, we use the medians for comparable positions in the peer group as our competitive benchmarks for setting our pay structure.

While our compensation committee will utilize this formal benchmarking in its consideration of compensation decisions, we expect it will continue to manage our compensation programs on a flexible basis that will allow it to respond to market and business developments as it views appropriate.

Risk Management and Assessment

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our business. In addition, our CEO, compensation committee and Board believe that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. These beliefs are based on the following factors:

•	we do not have a particular business unit that carries a significant portion of our overall risk profile on a stand-alone basis;

•	our compensation policies and practices are uniform across each of our functional areas and departments;

•	the mix of compensation among base salary and incentive cash bonus does not encourage excessive risk taking;

•	our annual compensation review and performance evaluation process considers factors that do not encourage excessive risk taking, such as management skills, team building, integrity and mentoring.

Employment Agreement with our Chairman of the Board, Chief Executive Officer and President

We are party to an employment agreement with our CEO. We have described the material terms of this agreement in the section “Employment Agreement with our Chairman of the Board, Chief Executive Officer and President.” This employment agreement generally establishes the terms and conditions of our CEO’s employment relationship with us. This agreement generally provides that our CEO receive a minimum base salary and be eligible to receive an annual bonus but does not otherwise provide for annual salary or bonus increases or other compensation increases.

Elements of Compensation

Compensation for our NEOs is individualized and takes into account the financial condition of the company and general employment conditions in the market. Our current executive compensation program consists of the following components:

•	base salary;

•	annual cash performance-based bonus;

•	restricted stock unit awards;

•	benefits payable upon an executive officer’s involuntary termination in certain circumstances; and

•	other benefits generally available to all salaried employees.

Our executive compensation includes both fixed components (base salary and benefits) and a variable component (annual cash bonus and restricted stock unit awards). The fixed components of compensation are designed to be competitive in order to induce talented executives to join our company. The variable components are tied specifically to the achievement of company-wide objectives and are designed so that above average performance is rewarded with above average rewards. Our compensation committee believes this mix of compensation components is appropriate for our NEOs because it appropriately incentivizes them to plan and work toward the achievement of our long-term success and aligns the interests of our NEOs with the interests of our stockholders, since the amount of compensation will vary depending upon our financial performance. Our compensation committee also believes that this mix is typical of companies in our industry and at our stage of development. Our compensation committee strives to achieve an appropriate mix between the various elements of our compensation program to meet our compensation objectives and philosophy; however, it does not apply any rigid allocation formula in setting our executive compensation, and we may make adjustments to this approach for various positions after giving due consideration to prevailing circumstances, the individuals involved and their responsibilities and performance.

The table below sets forth for each of our NEOs what the applicable percentage of his total compensation in 2014 represented by his 2014 salary and variable components would have been if the target for the variable component had been achieved:

	Percentage of 2014 Salary and Incentive Compensation
Name	Salary	Variable Incentive Compensation at Target
Robert A. Mariano	30%	70%
Michael P. Turzenski (1)(2)	46%	54%
Donald S. Rosanova	40%	60%
Donald G. Fitzgerald	47%	53%
John W. Boyle	47%	53%
Darren W. Karst (1)	37%	63%

(1)	Mr. Karst resigned from the Company effective August 9, 2014 and was succeeded by Mr. Turzenski.
(2)

Mr. Turzenski received an increase in his base salary effective August 9, 2014 when he was promoted to CFO. The restricted stock unit portion of the variable component of his 2014 compensation was based on his prior salary.

Base Salary. We provide a base salary to each of our NEOs which is intended to reflect the scope of their responsibilities, individual performance, labor market conditions and competitive market salary levels. The base salaries for our NEOs in 2014 were established by our compensation committee. Base salaries are reviewed annually and may be adjusted from time to time based on performance, changes in responsibilities and overall budget considerations.

The compensation committee authorized an increase in the base salaries for our NEOs effective April 2014, and the table below sets forth the base salaries for each of our NEOs:

Name	2014 Base Salary	Approximate Percentage Increase Compared to 2013
Robert A. Mariano	$1,075,620	5.0%
Michael P. Turzenski (1)	500,000	58.7%
Donald S. Rosanova	560,070	5.0%
Donald G. Fitzgerald	450,000	10.9%
John W. Boyle	420,024	3.5%
Darren W. Karst (1)	779,688	5.0%

(1)	Mr. Karst resigned from the Company effective August 9, 2014 and was succeeded by Mr. Turzenski.

Salaries for our NEOs are reviewed annually, as well as at the time of a promotion or other change in level of responsibilities, or when competitive circumstances or business needs may require. In 2014, the compensation committee reviewed peer group benchmark data compiled by MCP and increased the base salaries of our NEOs accordingly. The compensation committee considers market data at the 50th and 75th percentile for each NEO and sets compensation allowing for variation based on individual performance and experience. Based on this review, the compensation committee authorized increases in base salary across our NEOs to correctly position each NEO’s salary relative to the 50th and 75th percentile in our peer group.

Performance-Based Cash Incentives. We pay performance-based cash incentives in order to align the compensation of our employees, including our NEOs, with our short-term operational and performance goals and to provide near-term rewards for employees to meet these goals. Our short-term, performance-based executive bonus plan is offered under the 2012 Incentive Compensation Plan, which was approved by our stockholders in connection with our IPO. The performance-based executive bonus plan provides our NEOs the opportunity to earn incentive payments for each fiscal year. These incentive payments are intended to motivate our NEOs to work effectively to achieve financial performance and reward them when these objectives are met. Each NEO’s target bonus amount is expressed as a percentage of base salary (the “Target Bonus”). The compensation committee sets performance ranges (which we refer to as “bandwidths”) centered on targets for total company net sales and total company Adjusted EBITDA to help determine what percentage of the Target Bonus should be paid out to each NEO. Adjusted EBITDA is a non-GAAP measure specific to this plan and may not be comparable to other similarly titled measures of other companies. For compensation purposes, Adjusted EBITDA is calculated in the manner described in our Annual report on Form 10-K for fiscal 2014. We use net sales and Adjusted EBITDA because it measures performance over the periods in which our NEOs can have significant impact, is directly linked to our long-term growth plan, and is a key metric used by management and the Board to assess our operating performance. The targets and bandwidths are based on our operating plan for the fiscal year and are designed to achieve our objectives for sustainable, dependable growth. Our targets are intended to be realistic and reasonable, but challenging, in order to drive performance on an individual basis. Additionally, the compensation committee may consider adjustments consistent with our overall compensation philosophy such as adjustments made to ensure that compensation is competitive with the market, payouts are properly aligned with our performance and management operates the business to drive long-term sustainable growth.

2014 Bonus Plan. The actual percent of the Target Bonus that could have been paid to our NEOs for 2014 ranged from 0% to 143.75% of the target opportunity, based upon corporate performance against net sales and Adjusted EBITDA targets. Net sales are weighted 25% and Adjusted EBITDA is weighted 75%. The actual payout multiplier applied for each metric is calculated based on how 2014 results compare to each target performance goal. The following table provides information regarding the 2014 Bonus Plan goals and achievements.

Measurement Criteria	Threshold	Target	Maximum	2014 Actual	Payout Percent
Net Sales (in thousands)	$3,703,174	$3,898,078	$4,015,020	$3,831,873	18.63%
Adjusted EBITDA (in thousands)	$114,440	$143,050	$164,508	$129,040	19.91%

				Total Combined	38.54%

The following table shows each NEO’s potential bonus payment as a percentage of 2014 base salary and his actual bonus payment in absolute terms and as a percentage of 2014 base salary.

Name	Target Bonus Payment as Percentage of Salary	Actual Bonus Payment as Percentage of Base Salary	Actual Bonus Payment
Robert A. Mariano	100%	39%	$414,544
Michael P. Turzenski (1)	50%	19%	$96,350
Donald S. Rosanova	75%	29%	$161,888
Donald G. Fitzgerald	50%	19%	$86,715
John W. Boyle	50%	19%	$80,939
Darren W. Karst (1)	100%	0%	$0

(1)	Mr. Karst resigned from the Company effective August 9, 2014 and was succeeded by Mr. Turzenski. As a result of his resignation, Mr. Karst was not eligible for payment under the 2014 Bonus Plan.

2015 Bonus. The following table shows each NEO’s performance-based cash incentive targets as a percentage of base salary for 2015. For 2015, we are again using total company net sales and total company Adjusted EBITDA as the financial objectives for the plan. Net sales are weighted at 25% and Adjusted EBITDA is weighted 75%.

The actual percent of the Target Bonus that can be earned by our NEOs for performance in 2015 can range from 0% to 175% of the target opportunity, based upon corporate performance against net sales and Adjusted EBITDA targets. We have chosen not to disclose the specific net sales and Adjusted EBITDA targets for 2015 because we believe such disclosure would result in serious competitive harm and be detrimental to our operating performance. Our 2015 goals are intended to be realistic and reasonable, but challenging in order to drive performance. The compensation committee and management believe that by using these metrics we are encouraging profitable top line growth and cash generation for stockholders.

Name	Target Bonus Payment as Percentage of Salary
Robert A. Mariano	100%
Michael P. Turzenski	50%
Donald S. Rosanova	75%
Donald G. Fitzgerald	50%
John W. Boyle	50%

Equity Incentives. In connection with the completion of our IPO, we adopted the 2012 Incentive Compensation Plan. The 2012 Incentive Compensation Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards. Directors, officers and other employees of us and our subsidiaries, as well as others performing consulting or advisory services for us, will be eligible for grants under the 2012 Incentive Compensation Plan. The purpose of the 2012 Incentive Compensation Plan is to provide incentives that will attract, retain and motivate high performing officers, directors, employees and consultants by providing them a proprietary interest in our long-term success or compensation based on their performance in fulfilling their responsibilities to our company. On March 20, 2014, we awarded restricted stock units to each of our NEOs (Mr. Mariano (210,218 shares), Mr. Karst (87,912 shares), Mr. Turzenski (32,318), Mr. Rosanova (63,149 shares), Mr. Fitzgerald (41,637 shares) and Mr. Boyle (41,637 shares)) under the 2012 Incentive Compensation Plan. The compensation committee determined the size of the 2014 restricted stock unit grants based on a review of peer group benchmark data compiled by MCP considering the 50th and 75th percentile of our peer group allowing for variation based on performance and experience.

Fifty percent of the awarded shares consist of time-based restricted stock units. Such time-based restricted stock unit awards vest in annual installments of 33.33% commencing one year from the date of grant, with full vesting occurring on the third anniversary of the date of the grant. Twenty-five percent of the awarded shares consist of performance-based restricted stock units that will vest after three years upon the achievement of certain market-based performance metrics (the “2014 Market Awards”). The market-based performance metric is a comparison of the total shareholder return (“TSR”) of our company’s common stock with the TSR of a peer group over the corresponding three year period as determined by the compensation committee. The number of shares ultimately vesting will be determined based on the TSR metric results at the conclusion of the third year:

TSR Percentile Rank vs. Peers	Payout of Shares as % of Target
< 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile	150%
> 90th Percentile	200%

The peer group for purposes of the 2014 Market Awards as of the grant date consisted of the following publicly traded companies:

Alon Blue Square Israel—ADR	Koninklijke Ahold NV
Andersons, Inc.	Kroger Company
Ascendant Solutions, Inc.	Natural Grocers Vitamin Ctge
Caseys General Stores, Inc.	Pantry, Inc.
Cencosud SA—ADR	PriceSmart, Inc.
Chef’s Warehouse, Inc.	QKL Stores, Inc.
China Jo-Jo Drugstores, Inc.	Rite Aid Corp.
China Nepstar Chain Drug-Ads	SpartanNash Co.
CIA Brasileira De Dstrb—GDR	Sprouts Farmers Market
Costco Wholesale Corp.	SuperValu, Inc.
CVS Caremark Corp.	Sysco Corp.
Delhaize Group SA	United Natural Foods, Inc.
Fairway Group Holdings	Village Super Market—CL A
Fresh Market, Inc.	Wal-Mart Stores, Inc.
G Willi-Food Intl Ltd	Walgreen Co.
Green Polkadot Box, Inc.	Weis Markets, Inc.
Ingles Markets, Inc.	Whole Foods Market, Inc.
Innovative Food Holdings

The remaining twenty-five percent of the awarded shares consist of performance-based restricted stock units that will vest after three years upon the achievement of certain operating income performance metrics for fiscal year 2014 (the “2014 Operating Income Awards”). Based on the Company’s operating income performance for 2014, it has been determined that 75.52% of the 2014 Operating Income Awards will vest at the conclusion of the third year.

Additional Executive Benefits. We provide our NEOs with benefits that our Board believes are reasonable and in the best interests of our company and our stockholders. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our NEOs, including retirement plans, life insurance benefits, paid vacation and other benefits described below. The compensation committee, in its discretion, may revise, amend or add to an officer’s benefits if it deems it advisable. We believe these benefits are generally equivalent to benefits provided by comparable companies.

•

Retirement Plan Benefits. We sponsor a 401(k) defined-contribution plan, or the “401(k) Plan” covering substantially all eligible employees, including our NEOs. Employee contributions to the 401(k) Plan are voluntary. Contributions by participants are limited to their annual tax deferred contribution limited by the Internal Revenue Service. We contribute an amount equal to 100% of the first 3% of the eligible compensation deferred by a participant and 50% of the next 2% of the eligible compensation deferred by a participant.

•

Health and Welfare Benefits. We offer medical, dental, vision, life insurance, short-term and long-term disability insurance and accidental death and dismemberment insurance for all eligible employees, including our NEOs.

Accounting and Tax Considerations

In determining which elements of compensation are to be paid, and how they are weighted, we also take into account whether a particular form of compensation will be deductible under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) generally limits the deductibility of compensation paid to our NEOs to $1 million during any fiscal year unless such compensation is “performance-based” under Section 162(m). However, under a Section 162(m) transition rule for compensation plans or agreements of corporations which are privately held and which become publicly held in an initial public offering, compensation paid under a plan or agreement that existed prior to the initial public offering will not be subject to Section 162(m) until the earlier of (1) the expiration of the plan or agreement; (2) a material modification of the plan or agreement; (3) the issuance of all employer stock and other compensation that has been allocated under the plan; or (4) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the year of the initial public offering, or the “Transition Date.” After the Transition Date, rights or awards granted under the plan, will not qualify as “performance-based compensation” for purposes of Section 162(m) unless such rights or awards are granted or vest upon pre-established objective performance goals, the material terms of which are disclosed to and approved by our stockholders.

Since our IPO, we have relied upon the exemption from Section 162(m) afforded to us by the transition rule described above for compensation paid pursuant to our 2012 Plan. Going forward, if our stockholders approve our 2015 Plan, we will no longer be able to rely on the transition rule for future awards made under the 2015 Plan.

Many other Code provisions, SEC regulations and accounting rules affect the payment of executive compensation and are generally taken into consideration as programs are developed. While we view preserving tax deductibility as an important objective, we believe the primary purpose of our compensation program is to support our strategy and the long-term interests of our stockholders. In specific instances we have and in the future may authorize compensation arrangements that are not fully tax deductible but which promote other important objectives of the company and of our executive compensation program.

Prohibition of Gross-Up Payments in Future Executive Agreements

We have entered into an employment agreement with our CEO that contains provisions allowing for tax gross-up payments in certain situations following a change in control. Subsequent to the execution of this employment agreement, the Board has since resolved that no future agreements with executive officers may contain similar provisions.

Recoupment Policy

We are subject to the recoupment requirements under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and other applicable laws. In addition, we have a recoupment policy to adjust or recover bonuses or incentive compensation paid to executive officers where such bonuses or payments were based on financial statements that were subsequently restated or otherwise amended in a manner that would have reduced the size of such bonuses or payments.

Stock Ownership Guidelines and Securities Trading Policy

We have developed stock ownership requirements to establish commonality of interest between management and stockholders and to encourage executives to think and act like owners. By encouraging executives and directors to accumulate and maintain a specific level of ownership, our compensation program ensures that pay remains at risk not only with regard to outstanding awards but also with regard to realized gains. Our current stock ownership guidelines (minimum requirements) are as follows:

Chief Executive Officer	5x annual base salary
Other Executive Officers	2x annual base salary
Members of the Board of Directors	4x annual retainer

The stock ownership requirement is subject to a five year phase-in period for each covered individual beginning with the later of (a) August 17, 2012, the date of the implementation of the policy, or (b) the covered individual’s date of election, appointment, hire or promotion. All executives and directors are on track to meet these guidelines.

Our insider trading policy generally prohibits our directors, executives and other employees from trading in our securities while in the possession of material non-public information concerning Roundy’s. The policy also prohibits our directors, executives and certain other employees from engaging in certain transactions involving short-term or speculative swings in the value of our securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like), hedging transactions, such as zero-cost collars and forward sale contracts, and holding securities in a margin account or pledging securities as collateral for a loan. In addition, this policy is designed to ensure compliance with relevant SEC regulations, including insider trading rules.

Compensation Tables

The purpose of the following tables is to provide information regarding the compensation earned by our NEOs during the fiscal years indicated.

Summary Compensation Table

The following table shows the compensation earned by our NEOs during Fiscal 2012, Fiscal 2013 and Fiscal 2014:

Name and Principal Position	Year		Salary ($)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Robert A. Mariano	2014		1,061,830	1,355,953	414,544	41,730	2,874,057
Chairman, President and Chief	2013		1,013,792	1,233,975	246,983	46,198	2,540,948
Executive Officer	2012		955,519	2,004,734	—	45,691	3,005,944

Michael P. Turzenski	2014	(1)	391,731	208,458	96,350	29,432	725,971
Group Vice President—Chief Financial	2013		310,961	158,998	37,973	27,249	535,181
Officer	2012		294,007	210,018	—	19,201	523,226

Donald S. Rosanova	2014		552,890	407,325	161,888	28,995	1,151,098
Executive Vice President—	2013		526,561	367,160	96,452	31,479	1,021,652
Operations	2012		501,385	639,940	—	29,783	1,171,108

Donald G. Fitzgerald	2014		433,494	268,568	86,715	27,504	816,281
Group Vice President—Chief Marketing	2013		402,638	208,817	48,922	14,912	675,289
& Merchandising Officer	2012		388,891	286,408	—	16,346	691,645

John W. Boyle	2014		416,200	268,568	80,938	28,302	794,008
Group Vice President—	2013		402,638	208,817	48,922	25,086	685,463
Store Operations	2012		388,891	286,408	—	24,893	700,192

Darren W. Karst	2014	(1)	499,800	567,052	—	26,588	1,093,440
Former Executive Vice President and	2013		734,871	516,040	179,031	32,098	1,462,040
Chief Financial Officer	2012		700,577	879,164	—	31,719	1,611,460

(1)	Mr. Karst resigned from the Company effective August 9, 2014 and was succeeded by Mr. Turzenski. All of Mr. Karst’s unvested stock awards were cancelled effective August 9, 2014.
(2)

Amounts disclosed in this column represent the grant-date fair market value of the restricted stock awards granted to the named executive officers of Roundy’s in the applicable year, computed in accordance with FASB ASC Topic 718. The underlying valuation assumptions for these awards are further discussed in Footnote 15—Share-Based Compensation to our audited consolidated financial statements filed with our Annual Report on Form 10-K for fiscal 2014.

(3)

Represents amounts awarded under our 2012 Incentive Compensation Plan for 2014, 2013 and 2012. The amounts are for bonuses earned for 2014, 2013 and 2012 performance which were paid in March 2015, March 2014 and March 2013. No amounts were earned for 2012 performance.

(4)	All other compensation for 2014 is itemized in the table set forth below.

Name		Executive Life Insurance ($)	Personal Use of Company Car ($)	401 (k) Company Match ($)	Financial Consulting Fees ($)	Total ($)
Robert A. Mariano		19,431	22,299	—	—	41,730
Michael P. Turzenski	(1)	8,063	7,717	10,400	3,252	29,432
Donald S. Rosanova		11,214	1,381	10,400	6,000	28,995
Donald G. Fitzgerald		2,199	9,087	10,400	5,818	27,504
John W. Boyle		3,733	8,169	10,400	6,000	28,302
Darren W. Karst	(1)	3,419	6,769	10,400	6,000	26,588

(1)	Mr. Karst resigned from the Company effective August 9, 2014 and was succeeded by Mr. Turzenski.

Grants of Plan-Based Awards

During fiscal 2014, each of our NEOs participated in the 2012 Incentive Compensation Plan and was eligible for the awards set forth under “Payouts Under Non-Equity Incentive Plan Awards” below. The actual payout for the NEOs is set forth above under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For a detailed discussion of our 2012 Incentive Compensation Plan, refer to “Compensation Discussion and Analysis—Elements of Compensation—Performance-Based Cash Incentives.”

		Estimated Future Payouts Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares or Stock Units (#) (6)	Grant Date Fair Value of Stock and Award (7) Options ($)
Name	Grant Date	Threshold ($) (3)	Target ($)	Maximum ($)	Threshold # (5)	Target #	Maximum #
Robert A. Mariano	3/20/2014	268,905	1,075,620	1,546,204	—	102,474	204,948	107,744	1,355,953
Michael P. Turzenski (1)	3/20/2014	62,500	250,000	359,375		15,754	31,508	16,564	208,458
Donald S. Rosanova	3/20/2014	105,013	420,053	603,826	—	30,783	61,566	32,366	407,325
Donald G. Fitzgerald	3/20/2014	56,250	225,000	323,438	—	20,297	40,594	21,340	268,568
John W. Boyle	3/20/2014	52,503	210,012	301,892	—	20,297	40,594	21,340	268,568
Darren W. Karst (1)	3/20/2014	194,922	779,688	1,120,802	—	42,854	85,708	45,058	567,052

(1)

Mr. Karst resigned from the Company effective August 9, 2014 and was succeeded by Mr. Turzenski. All of Mr. Karst’s unvested stock awards have been cancelled effective August 9, 2014. Mr. Karst is no longer eligible to receive any of the above payouts.

(2)	Payouts under the non-equity incentive plans are reported in the Summary Compensation Table under the heading Non-Equity Incentive Plan Compensation.
(3)	The Compensation Committee determined that the minimum payout under the 2014 Bonus Plan would be 25%.
(4)

Represents 2014 Market Awards and 2014 Operating Income Awards granted to the named executive officers during 2014 pursuant to the 2012 Incentive Compensation Plan that will vest after three years upon the achievement of certain market-based and operating income-based performance metrics. The vesting of all unvested Target 2014 Market Awards and 2014 Operating Income Awards is accelerated upon a change of control as defined in the 2012 Incentive Compensation Plan. For more information on the 2014 Market Awards and 2014 Operating Income Awards, see Equity Incentives above.

(5)	No 2014 Market Award shares or 2014 Operating Income Award shares will vest if certain specified market or operating income conditions are not met.
(6)

Represents time-based restricted stock units granted to the named executive officers during 2014 pursuant to the 2012 Incentive Compensation Plan. Such time-based restricted stock unit awards vest in annual installments of 33.33% commencing one year from the date of grant, with full vesting occurring on the third anniversary of the date of the grant. The vesting of all unvested time-based shares is accelerated upon a change of control as defined in the 2012 Incentive Compensation Plan.

(7)

Amounts disclosed in this column represent the grant-date fair market value of the restricted stock unit awards granted to the named executive officers of Roundy’s, computed in accordance with FASB ASC Topic 718. The underlying valuation assumptions for these awards are further discussed in Footnote 15—Share-Based Compensation to our audited consolidated financial statements filed with our Annual Report on Form 10-K for fiscal 2014.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information on the named executive officers’ outstanding equity awards which consisted solely of restricted stock awards that were made at any time and that had not vested as of January 3, 2015, all of which were granted under the 2012 Incentive Compensation Plan.

		Stock Awards
Name	Grant Year	Number of Shares or Units of Stock That Have Not Vested (#) (3) (4) (5)	Market Value of Shares or Units of Stock That Have not Vested ($) (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (7) (8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested ($) (6)
Robert A. Mariano
Restricted Shares	2012	141,511	658,026	0	0
	2013	63,428	294,940	48,052	223,442
Restricted Stock Units	2014	107,744	501,010	64,985	302,180

Michael P. Turzenski (1)
Restricted Shares	2012	14,824	68,932	0	0
	2013	8,172	38,000	6,192	28,793
Restricted Stock Units	2014	16,564	77,023	9,991	46,458

Donald S. Rosanova
Restricted Shares	2012	45,173	210,054	0	0
	2013	18,872	87,755	14,298	66,486
Restricted Stock Units	2014	32,366	150,502	19,521	90,773

Donald G. Fitzgerald
Restricted Shares	2012	20,217	94,009	0	0
	2013	10,733	49,908	8,132	37,814
Restricted Stock Units	2014	21,340	99,231	12,871	59,850

John W. Boyle
Restricted Shares	2012	20,217	94,009	0	0
	2013	10,733	49,908	8,132	37,814
Restricted Stock Units	2014	21,340	99,231	12,871	59,850

Darren W. Karst (1)(2)
Restricted Shares	2012	0	0	0	0
	2013	0	0	0	0
Restricted Stock Units	2014	0	0	0	0

(1)	Mr. Karst resigned from the Company effective August 9, 2014 and was succeeded by Mr. Turzenski.
(2)	All of Mr. Karst’s unvested stock awards were cancelled effective upon his resignation on August 9, 2014.
(3)	Remaining restricted stock granted in 2012 vests 33.3% per year with vesting dates of February 13, 2015, February 13, 2016 and February 13, 2017.
(4)	Remaining restricted stock granted in 2013 vests 50% per year with vesting dates of April 23, 2015 and April 23, 2016.
(5)	Restricted stock units granted in 2014 vest 33.3% per year with vesting dates of March 20, 2015, March 20, 2016 and March 20, 2017.
(6)	Based on the closing price of our common stock of $4.65 per share as of January 2, 2015, the last business day of fiscal 2014.
(7)

For 2013, represents the “threshold” number of shares that could vest under outstanding equity incentive awards granted in 2013 (the “2013 Market Awards”). The 2013 Market Awards will vest on April 23, 2016 if certain specified market conditions are met.

(8)

For 2014, represents the “threshold” number of shares that could vest under outstanding 2014 Market Awards and 2014 Operating Income Awards. The 2014 Market Awards and 2014 Operating Income Awards will vest on March 20, 2017 if certain specified market conditions are met as set forth in Grants of Plan Based Awards.

Restricted Stock Vested

The table below provides information on the named executive officers’ stock awards that vested during fiscal 2014, all of which were granted under the 2012 Incentive Compensation Plan.

	Stock Awards Vested
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert A. Mariano	79,846	552,929
Michael P. Turzenski (1)	9,153	63,231
Donald S. Rosanova	24,780	171,738
Donald G. Fitzgerald	12,269	84,794
John W. Boyle	12,269	84,794
Darren W. Karst (1)	34,351	238,008

(1)	Mr. Karst resigned from the Company effective August 9, 2014 and was succeeded by Mr. Turzenski.

Pension Benefits

We did not sponsor any qualified or nonqualified defined benefit plans for our NEOs during fiscal 2014. Our Board or compensation committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interest.

Deferred Compensation

We do not currently provide any deferred compensation program or benefits but may elect to do so in the future.

Employment Agreement with our Chairman of the Board, Chief Executive Officer and President

Robert A. Mariano. Effective February 8, 2012, we entered into an employment agreement with Mr. Mariano which governs the terms of Mr. Mariano’s employment with us. In his employment agreement, Mr. Mariano agreed to serve as the chairman of our Board, Chief Executive Officer and President until he resigns or until we terminate his employment. While employed by us, Mr. Mariano will receive an annual base salary of $875,500, subject to increase by our Board. Mr. Mariano is also eligible for a bonus of at least 100% of his base salary based upon the achievement of certain financial goals and he is entitled to customary benefits for which our senior executives are generally eligible. Mr. Mariano’s employment will continue until his death or incapacity, termination, with or without cause, or his resignation for any reason. Mr. Mariano’s employment agreement also contains, among other customary provisions, terms regarding severance and noncompetition provisions, which remain in effect for two (2) years after his termination of employment.

The initial term of the employment agreement extended through February 8, 2015, subject to automatic renewal for additional one-year periods unless either party gives advance notice of the intent to not renew. Mr. Mariano’s employment agreement was automatically renewed through February 8, 2016.

The amount of severance to which Mr. Mariano may be entitled upon his termination by Roundy’s without “cause,” if he terminates his employment for “good reason” (each as defined in the employment agreement), or if Roundy’s does not renew the employment agreement, is: (i) severance equal to two (2) times the sum of his annual base salary and target bonus, paid over the course of twenty-four (24) months, plus a pro-rated portion of any salary bonus that may be due for the year of termination and (ii) continued participation in our group health plan for eighteen (18) months. In the event Mr. Mariano’s termination for these reasons occurs within twenty-four (24) months following a change of control (as defined in the employment agreement), the multiple described in (i) above is increased to two and a half (2.5) and paid in a lump sum, and he will additionally be entitled to health coverage until the earlier of (i) his attaining the age of 65 or (ii) his employment with another company offering comparable health benefits. Mr. Mariano will be responsible for 50% of the cost of such health coverage.

The severance is conditioned upon Mr. Mariano signing a general release within 45 days following any such termination. In the event that any amounts payable in connection with a change in control constitute “parachute payments” for purposes of Section 280G of the Code and such amounts exceed more than 110% of the maximum amount that may be paid pursuant to Section 280G without causing the excise tax thereunder to apply, Mr. Mariano would be entitled to a tax “gross-up” for such amounts. The employment agreement includes a recoupment provision granting us the right to recoup any portion of an incentive compensation award granted to Mr. Mariano, subject to specified conditions.

Although the current employment agreement of Mr. Mariano contains provisions allowing for tax gross-up payments in certain situations following a change in control, the Board has since resolved that no future agreements with executive officers may contain similar provisions.

Potential Payments Upon Termination and Change in Control

In the event of the termination of the employment of Mr. Mariano he is entitled to receive the amounts and benefits specific in his employment agreement described above and as disclosed in the table below.

In the event of the termination of employment of Messrs. Rosanova, Turzenski, Fitzgerald and Boyle, they are entitled to receive the amounts and benefits pursuant to the terms of our severance pay plan and as disclosed in the table below.

The severance pay plan provides different amounts of severance depending upon the participant’s position and whether or not the termination occurs within two years following a change in control. In the event that a class A participant (including Messrs. Rosanova, Turzenski, Fitzgerald and Boyle) is terminated without good cause (as defined below) or for good reason other than within the two-year period following a change of control (as defined in the severance pay plan), they are entitled to a severance amount equal to the sum of their base salary and target bonus paid pro-rata on a monthly basis for a period of one year following the termination, but if such termination occurs within twenty-four (24) months following a change of control, that amount shall be a lump-sum payment and is increased to one and a half (1.5) times such amount.

Regardless of the participant’s class, following any of the severance events described above, they are entitled to a pro-rated bonus for the year of termination and continued participation in our group health plan for the one-year period following termination.

The table below reflects amounts that would have been payable to each of our NEOs assuming their employment was terminated on January 3, 2015. The information assumes that the NEO executed a general release of claims against us within 45 days in the case of Mr. Mariano, and within 60 days in the case of Messrs. Rosanova, Turzenski, Fitzgerald and Boyle, of his termination date.

In the event we undergo a change of control as defined in the 2012 Incentive Compensation Plan, the agreements governing the restricted stock granted to the NEOs provide that 100% of all time-based restricted stock, 2014 Market Awards and 2014 Operating Income Awards, and 50% of the 2013 Market Awards restricted stock, will accelerate and become vested. The 2014 fiscal year end values of restricted stock that would vest upon a change of control are shown in the table below.

Name	Benefit	Termination Without Cause or for Good Reason ($)	Termination Without Cause or For Good Reason Following Change in Control ($)
Robert A. Mariano	Base salary continuation	2,151,240	2,689,050
	Bonus	2,151,240	2,689,050
	Continuation of benefits (1)	29,908	—
	Value of accelerated vesting of restricted stock grants (3)	—	2,377,364

Michael P. Turzenski	Base salary continuation	500,000	750,000
	Bonus	250,000	375,000
	Continuation of benefits (2)	17,062	—
	Value of accelerated vesting of restricted stock grants (3)	—	314,791

Donald S. Rosanova	Base salary continuation	560,070	840,105
	Bonus	420,053	630,079
	Continuation of benefits (2)	12,008	—
	Value of accelerated vesting of restricted stock grants (3)	—	724,419

Donald G. Fitzgerald	Base salary continuation	450,000	675,000
	Bonus	225,000	337,500
	Continuation of benefits (2)	19,939	—
	Value of accelerated vesting of restricted stock grants (3)	—	413,153

John W. Boyle	Base salary continuation	420,024	630,036
	Bonus	210,012	315,018
	Continuation of benefits (2)	19,939	—
	Value of accelerated vesting of restricted stock grants (3)	—	413,153

(1)	For termination without cause or for good reason, this represents an estimate for the continuation of health insurance for 18 months following Mr. Mariano’s termination.
(2)	Represents estimates for the continuation of health insurance for one year following the executive’s termination.
(3)	Based on the closing price of our common stock of $4.65 per share as of January 2, 2015, the last business day of fiscal 2014.

Under the severance pay plan, “good cause” means: (i) the commission by the executive of a felony or crime involving moral turpitude or the commission of any other act or omission involve dishonesty or fraud with respect to the company or any of its customers or suppliers; (ii) conduct on the part of the executive that brings us into public disgrace or disrepute in any material respect; (iii) the executive’s gross negligence or willful misconduct in the performance of his or her duties and responsibilities of the company; (iv) the failure of the executive to carry out the duties and responsibilities of his or her office or position, or to follow a specific and lawful directive of the Board or an officer to whom the executive reports; (v) the executive’s willful disclosure of material confidential information or trade secrets of the company to or for the benefit of a competitor of the company, to the extent such information was not available publicly; or (vi) any intentional misrepresentation by the executive to the Board or to an officer of the company to whom the executive reports. For the purposes of the preceding definition, no act, failure to act, or omission on the part of the participant will be deemed to have been “willful” or “intentional” if done or omitted to be done in good faith and in reasonable belief that it was in or not opposed to the best interests of the company.

Related Person Transactions

Our Board is primarily responsible for developing and implementing processes and controls to obtain information from our directors, executive officers and significant stockholders regarding related-person transactions and then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in these transactions. Our audit committee is responsible for the review, approval and ratification of “related-person transactions” between us and any related person. Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than of 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. In the course of its review and approval or ratification of a related-person transaction, the audit committee will consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount involved and type of transaction;

•	the importance of the transaction to the related person and to our company;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

•	any other matters the audit committee deems appropriate.

Any member of the audit committee who is a related person with respect to a transaction under review will not be able to participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction. Other than compensation agreements and other arrangements which are described under “Executive Compensation,” since December 29, 2013, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

Stock Ownership Information

The following table sets forth information regarding the beneficial ownership of our common stock as of March 13, 2015 (i) by each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock; (ii) by each of our directors or nominees; (iii) by each of our named executive officers; and (iv) by all of our directors and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Roundy’s, Inc., 875 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

	Shares of Common Stock Beneficially Owned			Shares and RSUs Not Vesting within the Next 60 days
Name	Common Stock		%	Unvested 2013 Market Awards (Restricted Stock)	Unvested 2014 Time Based Awards (RSUs)	Unvested 2014 Operating Income Awards (RSUs)	Unvested 2014 Market Awards (RSUs)	Unvested 2015 Time Based Awards (RSUs)
5% Stockholders:
Funds managed by affiliates of Willis Stein	7,589,657	(1)	15.4%	—	—	—	—	—
Named Executive Officers and Directors:
Robert A. Mariano	1,223,824	(2)	2.5%	192,208	71,111	40,684	48,602	384,415
Michael P. Turzenski	44,653		*	24,766	10,932	6,255	7,472	138,344
Donald S. Rosanova	232,745		*	57,190	21,361	12,221	14,600	167,878
Donald G. Fitzgerald	88,215		*	32,526	14,084	8,058	9,627	124,509
John W. Boyle	180,536		*	32,526	14,084	8,058	9,627	116,214
Patrick J. Condon	32,541		*	—	—	—	—	21,904
Ralph W. Drayer	67,308		*	—	—	—	—	21,904
Kimberly L. Fein	0		*	—	—	—	—	21,904
Gregory P. Josefowicz	50,375		*	—	—	—	—	21,094
Christopher F. Larson	7,622,033	(3)(4)	15.5%	—	—	—	—	21,904
Avy H. Stein	7,622,033	(3)(5)	15.5%	—	—	—	—	21,904
All executive officers and directors as a group (15 persons)	9,831,472		19.9%	431,908	179,814	102,877	122,899	1,469,438

*	Indicates less than 1%
(1)

Affiliates of Willis Stein directly manage 7,589,657 shares consisting of 7,100,496 shares held directly by Willis Stein & Partners III Sub, L.P. (“Fund III”), 213,794 shares held directly by Willis Stein & Partners Dutch III-A Sub, L.P. (“Dutch III-A”), 213,794 shares held directly by Willis Stein & Partners Dutch III-B Sub, L.P. (“Dutch III-B”), and 61,573 shares held directly by Willis Stein & Partners III-C Sub, L.P. (“Fund III-C” and, together with Fund III, Dutch III-A, Dutch III-B, the “Willis Stein Funds”). Willis Stein & Partners Management III, L.P. (the “Fund III General Partner”) is the sole general partner of each of Fund III, Dutch III-A, Dutch III-B and Fund III-C, and Willis Stein & Partners Management III, LLC (“Management III”), is the sole general partner of the Fund III General Partner. John R. Willis and Avy H. Stein (collectively, the “Managing Partners”) are the Managing Partners of Management III. Neither of the Managing Partners, acting alone, has voting or dispositive authority over any shares. Each of the Willis Stein Funds, the Fund III General Partner, Management III and the Managing Partners expressly disclaim beneficial ownership of any securities in which they do not have a pecuniary interest. The address of each of the Willis Stein Funds, the Fund III General Partner, Management III and the Managing Partners is 1101 Skokie Boulevard, Suite 260, Northbrook, Illinois 60062.

(2)

Represents 312,423 shares held directly by Robert A. Mariano, in his individual capacity, 801,679 shares held directly by the Robert A. Mariano Living Trust and 109,722 shares held directly by the Nina Gianni Mariano Living Trust. Mr. Mariano is the trustee of the Robert A. Mariano Living Trust and has sole voting and investment power with respect to the shares held by the Robert A. Mariano Living Trust. Nina Gianni Mariano is the trustee of the Nina Gianni Mariano Living Trust and has sole voting and investment power with respect to the shares held by the Nina Gianni Mariano Living Trust.
(3)

Mr. Stein is a Managing Partner and Mr. Larson is an employee of Willis Stein, an affiliate of the Willis Stein Funds. Mr. Stein may be deemed to share voting and dispositive power with respect to the shares owned by the Willis Stein Funds and, as a result, may be deemed to be a beneficial owner of such shares. Each of Messrs. Larson and Stein expressly disclaim beneficial ownership of any securities in which they do not have a pecuniary interest. The business address for each of Messrs. Stein and Larson is 1033 Skokie Boulevard, Suite 360, Northbrook, Illinois 60062.

(4)	Represents 7,589,657 shares beneficially owned by the Willis Stein Funds and 32,376 shares held directly by Christopher F. Larson.
(5)	Represents 7,589,657 shares beneficially owned by the Willis Stein Funds and 32,376 shares held directly by Avy H. Stein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, certain of our officers and beneficial owners of more than ten percent of our common stock to file with the SEC reports of their initial ownership and changes in their ownership of our common stock and other equity securities. We are required to disclose in this proxy statement any late filings of such reports. Based solely on a review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that the reporting persons complied with all Section 16(a) filing requirements on a timely basis during 2014.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information, as of January 3, 2015, with respect to Roundy’s existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of January 3, 2015 (a)	Weighted-average exercise price of outstanding options, warrants and rights as of January 3, 2015 (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) as of January 3, 2015 (c)
Equity compensation plans approved by security holders	—	—	2,922,288
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	2,922,288

Other Matters

The Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, each of the persons named as a proxy intends to vote in accordance with his or her judgment on such matters.

Additional Information

Proxy Solicitation Expenses

We will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies. We will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation. For these services, we will pay D.F. King & Co., Inc. a fee of $6,500, plus reasonable expenses.

Stockholder Proposals for Inclusion in the Proxy Statement for the 2016 Annual Meeting

Stockholder proposals for inclusion in the proxy statement for the 2016 annual meeting of stockholders must be received at our principal executive offices on or before December 4, 2015. In addition, all stockholder proposals for inclusion in the proxy statement for the 2015 annual meeting of stockholders must comply with the requirements of SEC Rule 14a-8 under the Exchange Act. Our By-Laws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our Corporate Secretary in writing not earlier than January 16, 2016 and not later than February 15, 2016. Such notice must set forth certain information specified in our By-Laws. All stockholder proposals should be in writing and submitted to the Corporate Secretary of Roundy’s, Inc., 875 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Electronic Delivery

Many brokers and banks offer electronic delivery of proxy materials to their clients. If you are a beneficial stockholder, you may contact your broker or bank to find out whether this service is available to you.

Incorporation by Reference

Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC and none of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this document.

Availability of SEC Filings, Code of Conduct and Committee Charters

Copies of our reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Code of Business Conduct, and the charters of the audit, compensation, and nominating and corporate governance committees, and any reports of beneficial ownership of our Common Stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, www.roundys.com under the “Investor Relations” section, or may be requested in print, at no cost, by telephone at 1-414-231-5000, by email at james.hyland@roundys.com or by mail at Roundy’s, Inc., 875 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Investor Relations.

Appendix A

Roundy’s, Inc. 2015 Incentive Compensation Plan

ROUNDY’S, INC.

2015 INCENTIVE COMPENSATION PLAN

ARTICLE I

PURPOSE

The purpose of this Roundy’s, Inc. 2015 Incentive Compensation Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XV.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Acquisition Event” has the meaning set forth in Section 4.3(d).

2.2 “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.

2.3 “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant. Unless otherwise determined by the Committee, the Common Stock subject to any Award shall, to the extent applicable, either (a) constitute “service recipient stock” with respect to the Participant granted such Award for purposes of Section 409A of the Code, or (b) otherwise not subject the Award to Section 409A of the Code.

2.4 “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means, unless otherwise provided by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to

(i) the commission by the Participant of a felony or crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any its customers or suppliers; (ii) conduct on the part of the Participant that brings the Company into public disgrace or disrepute in any material respect; (iii) the Participant’s gross negligence or willful misconduct in the performance of his or her duties and responsibilities to the Company; (iv) the failure of the Participant to carry out the duties and responsibilities of his or her office or position, or to follow a specific and lawful directive of the Board or an officer of the Company to whom the Participant reports (provided such directive is consistent with the Participant’s office or position); (v) the Participant’s willful disclosure of material confidential information or trade secrets of the Company to or for the benefit of a competitor of the Company, to the extent such information was not available publicly; or (vi) any intentional misrepresentation by the Participant to the Board or to an officer of the Company to whom the Participant reports; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.7 “Change in Control” has the meaning set forth in 11.2.

2.8 “Change in Control Price” has the meaning set forth in Section 11.1.

2.9 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

2.10 “Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.11 “Common Stock” means the common stock, $0.01 par value per share, of the Company.

2.12 “Company” means Roundy’s, Inc., a Delaware corporation, and its successors by operation of law.

2.13 “Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates.

2.14 “Disability” means, unless otherwise provided by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.15 “Effective Date” means the effective date of the Plan as defined in Article XV.

2.16 “Eligible Employees” means each employee of the Company or an Affiliate.

2.17 “Eligible Individual” means any Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its sole discretion as eligible to receive Awards subject to the conditions set for herein.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.19 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.20 “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

2.21 “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.22 “Limited Stock Appreciation Right” has the meaning described in Section 7.5.

2.23 “Non-Employee Director” means a director or a member of the Board who is not an active employee of the Company or any Affiliate.

2.24 “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.25 “Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.26 “Other Cash-Based Award” means an Award granted pursuant to Section 10.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as provided by the Committee in the applicable Award Agreement.

2.27 “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.28 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.29 “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.30 “Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving certain Performance Goals.

2.31 “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Exhibit A hereto.

2.32 “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.33 “Plan” means this 2015 Incentive Compensation Plan, as amended from time to time.

2.34 “Prior Plan” means the Company’s 2012 Incentive Compensation Plan, as amended from time to time.

2.35 “Reference Stock Option” has the meaning set forth in Section 7.1.

2.36 “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VIII.

2.37 “Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Stock.

2.38 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.39 “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any applicable treasury regulations and other official guidance thereunder.

2.40 “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

2.41 “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.42 “Share Authorization” has the meaning set forth in Section 4.1(a).

2.43 “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.

2.44 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VI.

2.45 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.46 “Tandem Stock Appreciation Right” shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.47 “Ten Percent Stockholder” means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.48 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.49 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of such Consultant’s consultancy, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

2.50 “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.51 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of such Eligible Employee’s employment, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

2.52 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “outside director” under Section 162(m) of the Code and (c) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2 Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Performance Awards; (v) Other Stock-Based Awards; and (vi) Other Cash-Based Awards. In particular, the Committee shall have the authority:

(a) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine);

(e) to determine the amount of cash to be covered by each Award granted hereunder;

(f) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g) to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(d);

(h) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee following the date of the acquisition or exercise of such Award;

(j) to modify, extend or renew an Award, subject to Article XII and Section 6.4(l), provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant; and

(k) solely to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Options under the Plan.

3.3 Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6 Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee. In the event of any designation of authority hereunder, subject to applicable law, applicable stock exchange rules and any limitations imposed by the Committee in connection with such designation, such designee or designees shall have the power and authority to take such actions, exercise such powers and make such determinations that are otherwise specifically designated to the Committee hereunder.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7 Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.

ARTICLE IV

SHARE LIMITATION

4.1 Shares. Subject to any increase or decrease pursuant to Section 4.3, the aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 5,470,000 shares (the “Share Authorization”). The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 5,470,000 shares. Any awards with respect to Common Stock that were issued pursuant to the Prior Plan and that expire or lapse or are forfeited, surrendered, cancelled or terminated shall again be available for Awards under this Plan, to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Prior Awards (as may be adjusted pursuant to Section 4.3), provided, however that the maximum number of shares of Common Stock that may be added back to this Plan shall not exceed 3,900,000 shares (as may be adjusted pursuant to Section 4.3). Following the date that this Plan is approved by stockholders of the Company in accordance with the requirements of the laws of the State of Delaware, no further awards shall be issued under the Prior Plan. The shares may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The full number of Stock Appreciation Rights granted that are to be settled in Common Stock shall be counted against the number of shares of Common Stock available for award under the Plan, regardless of the number of shares of Common Stock actually issued upon settlement of such Stock Appreciation Rights. If any Option, Stock Appreciation Right or Other Stock-Based Award granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock shall again be available for purposes of Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. Any shares of Common Stock withheld by the Company or tendered by the Participant to satisfy tax withholding obligations on an Award issued under the Plan, shares of Common Stock withheld by the Company or tendered by the Participant to pay the exercise price of an Award under the Plan, and shares of Common Stock repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be again available for grant under this Plan.

4.2 Individual Participant Limitations.

(a) To the extent required by Section 162(m) of the Code for Awards under the Plan to qualify as “performance-based compensation,” the following individual Participant limitations shall apply:

(i) The maximum number of shares of Common Stock subject to any Award of Stock Options, or Stock Appreciation Rights, or shares of Restricted Stock, or Other Stock-Based Awards for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with Section 8.3(a)(ii) which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 1,000,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.3), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 1,000,000 shares (which shall be subject to any further increase or decrease pursuant to Section 4.3) during any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Participant’s individual share limitations for both Stock Appreciation Rights and Stock Options.

(ii) There are no annual individual share limitations applicable to Participants on Restricted Stock or Other Stock-Based Awards for which the grant, vesting or payment (as applicable) of any such Award is not subject to the attainment of Performance Goals.

(iii) The maximum number of shares of Common Stock subject to any Performance Award which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 1,000,000 shares (which shall be subject to any further increase or decrease pursuant to Section 4.3) with respect to any fiscal year of the Company.

(iv) The maximum value of a cash payment made under a Performance Award which may be granted under the Plan with respect to any fiscal year of the Company to any Participant shall be $5,000,000.

(v) The individual Participant limitations set forth in this Section 4.1 (other than Section 4.2(a)(iii)) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to a Participant during a fiscal year are not covered by an Award to such Participant in a fiscal year, the number of shares of Common Stock available for Awards to such Participant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

(b) Annual Non-Employee Director Award Limitation. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted under the Plan to any individual Non-Employee Director in any fiscal year of the Company (excluding Awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers and any stock dividends payable in respect of outstanding Awards) shall not exceed $500,000.

4.3 Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b) Subject to the provisions of Section 4.3(d), if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 4.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award granted under the Plan, and/or (iii) the purchase price thereof, shall be appropriately adjusted. In addition, subject to Section 4.3(d), if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all of the Company’s assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 4.3 shall be consistent with the applicable Section 4.3 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 4.3 or in the applicable Award Agreement, a Participant shall have no rights by reason of any Section 4.3 Event or any Other Extraordinary Event.

(c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.3(a) or 4.3(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding

Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as an “Acquisition Event”), then the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Acquisition Event, by (i) cashing-out such Awards upon the date of consummation of the Acquisition Event, or (ii) delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.3(d), then the provisions of Section 4.3(b) and Article XI shall apply.

4.4 Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee.

5.2 Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

5.4 Minimum Vesting Requirements. The minimum vesting period for any Award shall be one (1) year from the date of grant.

ARTICLE VI

STOCK OPTIONS

6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2 Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be provided by the Committee in the applicable Award Agreement at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b) Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be provided by the Committee in the applicable Award Agreement at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e) Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may provide in the applicable Award Agreement at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f) Termination by Death and Disability. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, if applicable, the Participant’s beneficiary or administrator) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, following a termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g) Involuntary Termination Without Cause. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h) Voluntary Termination. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i) Termination for Cause. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j) Unvested Stock Options. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l) Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.3), unless such action is approved by the stockholders of the Company.

(m) Deferred Delivery of Common Shares. The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant’s exercise of an Option in accordance with the terms and conditions established by the Committee in the applicable Award Agreement, which shall be intended to comply with the requirements of Section 409A of the Code.

(n) Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.4. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2 Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be provided by the Committee in the applicable Award Agreement at the time of grant, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be provided by the Committee in the applicable Award Agreement at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b) Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until, and then only to the extent that the exercise or termination of the Reference Stock Option causes, the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.4(c).

(d) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Stock Appreciation Rights have been exercised.

(e) Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares of Common Stock in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(f) Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g) Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.4(e) of the Plan.

7.3 Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.

7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be provided by the Committee in the applicable Award Agreement at the time of grant, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be provided by the Committee in the applicable Award Agreement at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b) Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(c) Exercisability. In accordance with the provisions of this Section 7.4, Non-Tandem Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be provided by the Committee in the applicable Award Agreement at the time of grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c), Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the Fair Market Value of one share of Common Stock on the date that the right was awarded to the Participant.

(f) Termination. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Non-Tandem Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.4(f) through 6.4(j).

(g) Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.5 Limited Stock Appreciation Rights. The Committee may grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Common Stock, an amount equal to the amount (i) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (ii) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights.

7.6 No Repricings of Stock Appreciation Rights. Notwithstanding the foregoing, an outstanding Stock Appreciation Right may not be modified to reduce the exercise price thereof nor may a new Stock Appreciation Right at a lower price be substituted for a surrendered Stock Appreciation Right (other than adjustments or substitutions in accordance with Section 4.3), unless such action is approved by the stockholders of the Company.

7.7 Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.4. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VIII

RESTRICTED STOCK

8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including the Performance Goals) or such other factor as the Committee may determine, including to comply with the requirements of Section 162(m) of the Code.

8.2 Awards and Certificates. Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.4, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b) Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c) Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Roundy’s, Inc. (the “Company”) 2015 Incentive Compensation Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated             . Copies of such Plan and Agreement are on file at the principal office of the Company.”

(d) Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a) Restriction Period. (i) The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to Section 8.3(a)(ii) and/or such other factors or criteria as the Committee may determine, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part for all or any part of any Restricted Stock Award.

(ii) If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

(b) Rights as a Stockholder. Except as provided in Section 8.3(a) and this Section 8.3(b) and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to vote such shares, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares, and the right to receive all dividends and other distributions paid with respect to the Restricted Stock, provided that such dividends or other distributions will be subject to the same vesting requirements as the underlying Restricted Stock and shall be paid at the time the Restricted Stock becomes vested. If dividends or distributions are paid in shares of Common Stock, such shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c) Termination. Unless otherwise provided by the Committee in the applicable Award Agreement at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares, if any, shall be delivered to the Participant, unless the Committee elects to use another system, such as book entries by the transfer agent. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE IX

PERFORMANCE AWARDS

9.1 Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. The Committee may grant Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, as well as Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VIII. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as provided by the Committee in the applicable Award Agreement at the time of grant. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.

With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall condition the right to payment of any Performance Award upon the attainment of objective Performance Goals established pursuant to Section 9.2(c).

9.2 Terms and Conditions. Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a) Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Award that has been earned.

(b) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c) Objective Performance Goals, Formulae or Standards. With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d) Dividends. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, amounts equal to dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award will not be paid to the Participant.

(e) Payment. Following the Committee’s determination in accordance with Section 9.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate. With respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall be precluded from having discretion to increase the amount of compensation payable under the terms of such Award.

(f) Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

ARTICLE X

OTHER STOCK-BASED AND CASH-BASED AWARDS

10.1 Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the grant or vesting of such Other Stock-Based Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of shares of Common Stock covered by the Award.

(c) Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement.

(d) Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced as determined by the Committee.

10.3 Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1 Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Award shall not vest automatically and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee:

(a) Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.3(d) hereof in a manner consistent with the requirements of Section 409A of the Code, as determined by the Committee, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 11.1, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c) Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an Award at any time.

11.2 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant or other written agreement approved by the Committee, a “Change in Control” shall be deemed to occur if:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 11.2 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 11.2(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN

12.1 Termination or Amendment. Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.3); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1 (except by operation of Section 4.3); (iii) change the classification of individuals eligible to receive Awards under the Plan; (iv) decrease the minimum option price of any Stock Option or Stock Appreciation Right; (v) extend the maximum option period under Section 6.4; (vi) alter the Performance Goals for Restricted Stock, Performance Awards or Other Stock-Based Awards as set forth in Exhibit A hereto; (vii) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price than the replacement award, except in accordance with Section 6.4(l); or (viii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XIII

UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.3 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed, or a Consultant or Non-Employee Director is retained, to terminate such employment, consultancy or directorship at any time.

14.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any minimum statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.5 No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law, the Plan, an applicable Award Agreement, or as permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

14.6 Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.7 Stockholders Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish. Such stockholder’s agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such stockholder’s agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).

14.8 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.9 Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

14.10 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.11 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.12 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

14.13 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.14 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.15 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.16 Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

14.17 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.18 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.19 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.20 Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-Up Period.

14.21 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.22 Section 162(m) of the Code. Notwithstanding any other provision of the Plan to the contrary, the provisions of the Plan requiring compliance with Section 162(m) of the Code shall not apply to Awards granted under the Plan that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

14.23 Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

ARTICLE XV

EFFECTIVE DATE OF PLAN

The Plan shall become effective on March 12, 2015, which is the date of its adoption by the Board, subject to the approval of the Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware.

ARTICLE XVI

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date that the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date; provided that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based compensation” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the stockholder approval of the Plan unless the Performance Goals are re-approved (or other designated Performance Goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals.

ARTICLE XVII

NAME OF PLAN

The Plan shall be known as the “Roundy’s, Inc. 2015 Incentive Compensation Plan.”

EXHIBIT A

PERFORMANCE GOALS

To the extent permitted under Section 162(m) of the Code, performance goals established for purposes of Awards intended to be “performance-based compensation” under Section 162(m) of the Code, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals:

•	earnings per share;

•	operating income;

•	gross income;

•	net income (before or after taxes);

•	cash flow;

•	gross profit;

•	gross profit return on investment;

•	gross margin return on investment;

•	gross margin;

•	operating margin;

•	working capital;

•	earnings before interest and taxes;

•	earnings before interest, tax, depreciation and amortization;

•	return on equity;

•	return on assets;

•	return on capital;

•	return on invested capital;

•	net revenues;

•	gross revenues;

•	revenue growth, as to either gross or net revenues;

•	annual recurring net or gross revenues;

•	recurring net or gross revenues;

•	license revenues;

•	sales or market share;

•	total shareholder return;

•	economic value added;

•

specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

•	the fair market value of a share of Common Stock;

•	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends;

•	reduction in operating expenses

•	volume growth by segment;

•	overall volume growth;

•	reduction in variable costs;

•	reduction in fixed costs;

•	asset productivity;

•	logistics efficiency; or

•	customer acquisitions.

With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

(a) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20, “Extraordinary and Unusual Items,” and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(c) a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based upon individual participant performance goals, as determined by the Committee. In addition, Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be based on the performance goals set forth herein or on such other performance goals as determined by the Committee in its sole discretion.

In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above relative to the performance of other corporations. With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also:

(a) designate additional business criteria on which the performance goals may be based; or

(b) adjust, modify or amend the aforementioned business criteria.

ANNUAL MEETING OF STOCKHOLDERS OF

ROUNDY’S, INC.

May 15, 2015

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material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

The Annual Report on Form 10 K, Notice & Proxy Statement

are available at http://www.astproxyportal.com/ast/17463/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢	20333300300000000000 7	051515

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR THE ELECTION OF DIRECTORS IN PROPOSAL 1,

“FOR” PROPOSALS 2, 3 AND 4, AND “AGAINST” PROPOSAL 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors (term expires 2018)				2.	Ratify the appointment of Ernst & Young LLP as Roundy’s, Inc.’s independent registered public accounting firm for 2015.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: ¦ Patrick J. Condon ¦ Kimberly L.Feil ¦ Avy H. Stein		3.	Approve the Round’s, Inc. 2015 Incentive Compensation Plan.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			4.	Advisory vote to approve executive compensation.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)			The Board of Directors recommends you vote AGAINST Proposal 5.
				5.	Stockholder Proposal Regarding the Dehorning of Cows by Dairy Suppliers.	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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☐                     ¢

ROUNDY’S, INC.

Annual Meeting of Stockholders

May 15, 2015 2:00 PM

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Robert A. Mariano and Edward G. Kitz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Roundy’s, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 2:00 PM, CDT on May 15, 2015, at the Chicago Marriott O’Hare Hotel located at 8535 West Higgins Road, Chicago, Illinois 60631, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

¢ 1.1	14475 ¢